UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12
CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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30 Corporate Drive, Suite 200
Burlington, MA 01803
+1 (781) 270-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 9, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of CIRCOR International, Inc. (the "Company") will be held on Thursday, May 9, 2019, at 12:00 PM local time. The Annual Meeting will be held at the Company's headquarters at CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803. The Annual Meeting is being called for the purpose of considering and voting upon the following proposals:

1.
To elect two Class II directors for three-year terms, such terms to continue until the Annual Meeting of Stockholders in 2022 and until each such director's successor is duly elected and qualified or until such director's earlier resignation or removal;

2.
To ratify the selection by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2019;

3.	To consider an advisory resolution approving the compensation of the Company's Named Executive Officers;

4.	To approve the 2019 Stock Option and Incentive Plan; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 19, 2019 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock, par value $0.01 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, we urge you to vote via the Internet or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the "Notice") you received or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card in the enclosed envelope. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in your Notice and in the Company's Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet or by telephone or returned a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 9, 2019: Our Proxy Statement, a form of proxy, a letter to stockholders from the Chairman of our Board of Directors, and a letter to stockholders from our President and Chief Executive Officer, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available for viewing, printing and downloading at www.proxy.CIRCOR.com.

Directions to the Annual Meeting are included on the last page of the Company's Proxy Statement.
Scott Buckhout
President & CEO

Burlington, Massachusetts
March 29, 2019

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY AS INDICATED ABOVE. YOUR PROXY IS REVOCABLE UNTIL THE TIME SET FORTH IN THE COMPANY'S PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., the Company's proxy solicitor, at (800) 322-2885 or (212) 929-5500 or at proxy@mackenziepartners.com.

PROXY STATEMENT

Forward-Looking Statements

This Proxy Statement contains certain statements that are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "may," "hope," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to differ materially from anticipated future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in the price of and demand for oil and gas in both domestic and international markets, our ability to successfully integrate acquired businesses, as contemplated, the possibility that expected benefits related to our recent acquisition of the fluid handling business of Colfax Corporation ("Fluid Handling") may not materialize as expected, any adverse changes in governmental policies, variability of raw material and component pricing, changes in our suppliers' performance, fluctuations in foreign currency exchange rates, changes in tariffs or other taxes related to doing business internationally, our ability to hire and retain key personnel, our ability to operate our manufacturing facilities at efficient levels, including our ability to prevent cost overruns and reduce costs, our ability to generate increased cash by reducing our working capital, our prevention of the accumulation of excess inventory, our ability to successfully implement our restructuring or simplification strategies, fluctuations in interest rates, our ability to continue to successfully defend product liability actions, as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of natural disasters, terrorist attacks, current Middle Eastern conflicts and related matters. For a discussion of these risks, uncertainties and other factors, see Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

30 Corporate Drive, Suite 200
Burlington, MA 01803

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 9, 2019

This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CIRCOR International, Inc. (the "Company" or "CIRCOR") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 9, 2019, at 12:00 PM local time, and any adjournments or postponements thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company’s headquarters at 30 Corporate Drive, Suite 200, Burlington, Massachusetts 01803.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.
To elect two Class II directors for three-year terms, such terms to continue until the Annual Meeting of Stockholders in 2022 and until each such director's successor is duly elected and qualified or until such director's earlier resignation or removal;

2.
To ratify the selection by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2019;

3.	To consider an advisory resolution approving the compensation of the Company's Named Executive Officers;

4.	To approve the 2019 Stock Option and Incentive Plan; and

5.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This Proxy Statement and the form of proxy were first made available to stockholders on or about March 29, 2019. The Board has fixed the close of business on March 19, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 19,873,316 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of our outstanding Common Stock as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For Proposal 1, the election of two Class II directors, each nominee shall be elected as a director of the Company if such nominee receives the affirmative vote of a plurality of the votes cast. The approval of a majority of the votes cast is necessary to approve each of Proposal 2, the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2019; Proposal 3, the consideration of an advisory resolution approving the compensation of the Company's Named Executive Officers; and Proposal 4, the approval of the 2019 Stock Option and Incentive Plan.

Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the directors (Proposal 1), votes may be cast "for" or "withheld" from the nominees. Votes cast "for" the nominees will count as "yes" votes; votes that are "withheld" from the nominees will not be voted with respect to the election of the nominees. With respect to Proposals 2, 3, and 4, votes may be cast "for," "against" or "abstain." In the case of Proposals 2 and 3, under our bylaws, abstentions are not considered votes cast on such matter and will have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated. However, in the case of Proposal 4, under the rules of the New York Stock Exchange, for purposes of stockholder approval of an equity compensation plan, abstentions are counted as votes cast and will have the same effect as a vote against such matter. Proposals 1, 3, and 4, are each "non-discretionary" items and, therefore, brokers and nominees do not have discretionary voting power with respect to such matters. Broker non-votes will have no effect on Proposal 1, and with respect to Proposals 3 and 4, if you do not instruct your broker how to vote with respect to such matter, your broker may not vote with respect to these items and those non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

This year, pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have again elected to provide access to our proxy materials over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials (the "Notice") to certain of our stockholders (excluding those stockholders who previously have requested that they receive electronic or paper copies of our proxy materials). Stockholders have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet and request a printed copy of our proxy materials may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 9, 2019: This Proxy Statement, a form of proxy, a letter to stockholders from the Chairman of our Board of Directors, a letter to stockholders from our President and Chief Executive Officer, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 ("Fiscal Year 2018"), are available for viewing, printing and downloading at www.proxy.CIRCOR.com.

Your vote is important. If you are a stockholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the following methods:

1.	Vote by Internet by going to the web address www.voteproxy.com and following the instructions for Internet voting on such website or on your Notice or proxy card;

2.	Vote by telephone by dialing 1-800-PROXIES (776-9437) in the United States or 1-718-921-8500 from foreign countries and following the instructions; or

3.
Vote by proxy card if you received a paper copy of these materials by completing, signing, dating, and mailing your proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

In order to vote via the Internet or by telephone, stockholders whose shares are registered in their name must have the stockholder identification number which is provided in the Notice.

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

Any properly completed proxy given by stockholders whose shares are registered in their name pursuant to this solicitation may be revoked by one of the following methods:

1.	Filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

2.	Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

3.	Duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or

4.	Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

To be effective, any written notice of revocation or subsequent proxy must be sent so as to be delivered to the Company's Secretary at the Company's corporate headquarters before the taking of the vote at the Annual Meeting. If your shares are held in "street name," contact your bank, broker or other nominee for instructions on changing your vote.

Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the nominees for director listed in this Proxy Statement, "FOR" ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2019, "FOR" approval of the resolution regarding compensation of the Company's Named Executive Officers, and "FOR" approval of the 2019 Stock Option and Incentive Plan. It is not anticipated that any other matters will be presented at the Annual Meeting. However, if other matters are duly presented, proxies will be voted in accordance with the discretion of the proxy holders.

Except where otherwise incorporated by reference, none of the Annual Report, the letter from the Chairman of our Board of Directors to our stockholders, or the letter from our President and Chief Executive Officer to our stockholders is a part of the proxy solicitation material.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885 or (212) 929-5500 or at proxy@mackenziepartners.com.

CORPORATE GOVERNANCE

Independence of Directors

The Board, upon consideration of all relevant facts and circumstances and upon recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that each director, other than our Chief Executive Officer Scott Buckhout, is independent of the Company. The Board made a similar determination with respect to Douglas M. Hayes, who served as a director until his retirement from the Board effective December 31, 2018. In evaluating the independence of each director, the Board applied the standards and guidelines set forth in the applicable SEC and New York Stock Exchange ("NYSE") regulations in determining that each director has no material relationship with the Company, directly or as a partner, stockholder, or affiliate of an organization that has a relationship with the Company. The bases for the Board's determination include, but are not limited to, the following:

•	No director other than Mr. Buckhout is an employee of the Company or its subsidiaries or affiliates.

•	No director has an immediate family member who is an officer of the Company or its subsidiaries or has any other current or past material relationship with the Company.

•	No director other than Mr. Buckhout receives, or in the past three years, has received, any compensation from the Company other than compensation for services as a director.

•	No director has a family member who has received any compensation during the past three years from the Company.

•	No director, during the past three years, has been affiliated with, or had an immediate family member who has been affiliated with, a present or former internal or external auditor of the Company.

•	No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a director or a member of any director's immediate family.

•
No director is an officer or employee (or has an immediate family member who is an officer or employee) of an organization that sells products and services to, or receives products and services from, the Company in excess of the greater of $1 million or 2% of such organization's consolidated gross revenues in any fiscal year.

Board Leadership Structure

The Board has established a leadership structure that separates the roles of Chairman of the Board and Chief Executive Officer. In doing so, the Board considered that separating the roles of Chairman and Chief Executive Officer would most effectively provide the Company access to the judgments and experience of Mr. David F. Dietz, as Chairman of the Board, and Mr. Scott Buckhout, as Chief Executive Officer, while providing a mechanism for the Board's independent oversight of management. As Chairman of the Board, Mr. Dietz presides over the meetings of the Board and the stockholders, utilizing his extensive experience in corporate governance and legal matters and familiarity with the Company, including his service as a member of the Board of Directors since the Company's inception and as the lead independent director from 2004 until he was appointed Chairman of the Board in December 2012. Among his responsibilities as Chairman, in addition to presiding over Board meetings, Mr. Dietz approves Board agendas and schedules, monitors activity of the Board's committees, communicates regularly with the Chief Executive Officer and other management on behalf of the Board, monitors and participates in communication with major stockholders, leads the annual performance evaluations of the Board and the Chief Executive Officer, and leads the Chief Executive Officer succession planning process.

Principles of Corporate Governance

The Nominating and Corporate Governance Committee of the Board has developed, and the full Board has adopted, a set of Principles of Corporate Governance. The Principles of Corporate Governance are available on the Company's website at www.CIRCOR.com under the "Investors" sub link and a hardcopy will be provided by the Company free of charge to any stockholder who requests it by writing to the Company's Secretary at the Company's corporate headquarters. An annual review is conducted by the Nominating and Corporate Governance Committee to assess compliance with the guidelines.

In addition, to align the interests of the directors and executive officers of the Company with the interests of the stockholders, the Principles of Corporate Governance include Stock Ownership Guidelines for directors and executive officers.
Code of Conduct & Business Ethics / Compliance Training / Reporting of Concerns

The Company has implemented and regularly monitors compliance with a comprehensive Code of Conduct & Business Ethics (the "Code of Conduct"), which applies uniformly to all directors, executive officers, and employees. Among other things, the Code of Conduct addresses conflicts of interest, confidentiality, fair dealing, protection and proper use of Company assets, compliance with applicable laws (including insider trading and anti-bribery laws), and reporting of illegal or unethical behavior. The Code of Conduct is available on the Company's website at www.CIRCOR.com under the "Investors" sub link and a hardcopy will be provided by the Company free of charge to any stockholder who requests it by writing to the Company's Secretary at the Company's corporate headquarters.

The Company has undertaken a number of additional steps to further the tenets of the Code of Conduct. Through a third-party provider, the Company maintains an on-line training program pursuant to which all officers and all employees with company-issued email accounts must take a series of courses designed to demonstrate the ways in which certain activities might run afoul of the Code of Conduct. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a third-party provider, maintains the Company's HelpLine (the "HelpLine"), a toll-free telephone and web-based system through which employees may report concerns confidentially and anonymously. The HelpLine facilitates the communication of ethical concerns and serves as the vehicle through which employees may communicate confidentially and anonymously with (i) the Audit Committee regarding any concerns relating to accounting or auditing issues and (ii) the Nominating and Corporate Governance Committee regarding any other concerns.

Nomination of Directors/Director Attendance at Annual Meetings

General Criteria

The Nominating and Corporate Governance Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, believes that the selection of director nominees should be based on skill sets most pertinent to the issues facing or likely to face the Company at the time of nomination. Accordingly, the Nominating and Corporate Governance Committee does not believe it is in the best interests of the Company to establish rigid criteria for the selection of nominees to the Board. When assessing nominees to serve as director, the Nominating and Corporate Governance Committee believes that the Company will benefit from a diversity of background and experience on the Board and, therefore, will consider and seek nominees who, in addition to general management experience and business knowledge, possess, among other attributes, an expertise in one or more of the following areas: finance, manufacturing, technology, international business, investment banking, business law, corporate governance, risk assessment, business strategy, organizational development, and investor relations. The Nominating and Corporate Governance Committee also believes that the Company benefits from gender and ethnic diversity. In addition, there are certain general attributes that the Nominating and Corporate Governance Committee believes all director candidates must possess, which include:

•	A commitment to ethics and integrity;

•	A commitment to personal and organizational accountability;

•	A history of achievement that reflects superior standards for themselves and others; and

•	A willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively with colleagues.

Our Principles of Corporate Governance require that a majority of directors must be independent. The Nominating and Corporate Governance Committee, however, also believes that, absent special circumstances, all directors other than the Chief Executive Officer, if he or she is serving on the Board, should be independent. The Nominating and Corporate Governance Committee annually assesses the adequacy of the foregoing criteria for Board membership. We believe that, based on the background and experience of each director, as described below, the current Board reflects diversity in business and professional experience and skills.

As a matter of good corporate governance, we limit the number of public company directorships any director of the Company may hold to three, including that of the Company. We believe this policy assists the Board in continuing to focus on and carry out the Board activities of the Company efficiently. Ms. Tina Donikowski has been granted an exception to this policy so that she can serve on an additional public company board.

Director Candidates

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided that such recommendations are submitted to the Company not less than 120 calendar days prior to the first anniversary date on which the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting.

To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company's proxy statement for its annual meeting to be held in 2020, stockholder recommendations for directors must be received by the Company's Secretary at the Company’s corporate headquarters prior to November 30, 2019. Any such notice also must include (i) the name and address of record of the stockholder; (ii) a representation that the stockholder is a record holder of Common Stock or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; (iv) a description of the qualifications of the proposed director candidate which address the general criteria for directors as expressed in the Company's most recent proxy statement; (v) a description of all arrangements or understandings between the stockholder and the proposed director candidate; and (vi) the consent of the proposed director candidate to be named in the proxy statement and to serve as a director if elected at such meeting. Stockholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC. Recommendations of director candidates that meet the criteria described above will be forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration by such committee. Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth in the Company's bylaws and described in "Submission of Stockholder Proposals for Annual Meeting in 2020" below in this Proxy Statement.

Evaluation of Candidates

In evaluating candidates for director, the Nominating and Corporate Governance Committee applies the skills, experience, qualifications and demeanor of the individual against the general criteria set forth above, including the particular needs of and issues facing, or likely to face, the Company at the time of consideration of the individual. In addition, with regard to current directors, the Nominating and Corporate Governance Committee takes into consideration such individuals' performance as directors. The Nominating and Corporate Governance Committee intends to evaluate any stockholder candidates in the same manner as candidates from any other sources.

Board Self-Evaluations

On a periodic basis, the Board solicits and reviews feedback of self-evaluations submitted by the directors, addressing matters such as the composition of the Board, the relationship between the Board and management of the Company, conduct of meetings of the Board, and strategic priorities for the Board. Each of the committees of the Board undertakes a similar self-evaluation process.

Director Attendance at Annual Meetings

To date, our Board has not adopted a formal policy regarding director attendance at annual meetings of our stockholders. However, the Board typically schedules a meeting of the Board either on or the day before the date of the annual meeting of stockholders, and our directors, therefore, are encouraged to (and typically do) attend the annual meeting. At our last annual meeting of stockholders, which was held on May 10, 2018, all of our then-serving directors were in attendance.

Our Board and Committee Structure

The Board

Our Board currently consists of seven members who are divided into three classes, with three directors in Class I, two directors in Class II, and two directors in Class III. Directors serve for staggered three-year terms, with one class of directors being elected by the Company's stockholders at each annual meeting. Our Board maintains three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The table below sets forth the name, age, class, and committee membership for each of our directors as of March 29, 2019:

Director	Age	Director Class	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
David F. Dietz (1)	69	I				X
Samuel R. Chapin	61	I			M	X
Tina M. Donikowski	59	I	M	M		X
Helmuth Ludwig	56	II	M		C	X
Peter M. Wilver	59	II	C	M		X
John (Andy) O’Donnell	70	III		C	M	X
Scott Buckhout	52	III

C	Chairman of Committee	Director Class Term Expires at Annual Meeting:	I = 2021
M	Committee Member		II = 2019
III = 2020
(1) Chairman of the Board of Directors

Director Qualifications

The biographies of each of the nominees and continuing directors below contain, among other things, information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that, among other things, led the Nominating and Corporate Governance Committee and the Board to the conclusion that such individual should serve as a director for the Company.

Scott Buckhout. Mr. Buckhout joined CIRCOR as President and Chief Executive Officer and was appointed to the Board in April 2013. Prior to joining CIRCOR, Mr. Buckhout had served as President, Fire & Security at United Technologies Corporation (UTC), a diverse, multinational manufacturing company. He previously held a number of senior level positions at UTC, including President, Global Fire Products and President, Systems and Firefighting. Before joining UTC, Mr. Buckhout held a number of senior roles at Honeywell International Corporation in the Consumer Products and Friction Materials divisions. He spent five years in Europe for UTC and Honeywell, including as Vice President and General Manager, Consumer Products Group, Honeywell EMEA and Vice President and General Manager, Honeywell Friction Materials - Europe. He also previously worked in general management and strategy consulting roles at Booz Allen & Hamilton and The Boeing Company. Mr. Buckhout's qualifications to sit on our Board include his extensive experience in leading, improving the operational performance of, and profitably growing large, multinational manufacturing businesses through both organic and acquisition-related growth.

David F. Dietz. Mr. Dietz has served as a member of the Board since its inception in July 1999. Mr. Dietz was a partner of the law firm of Goodwin Procter from 1984 to his retirement from the firm in October 2016. Mr. Dietz is also a director and Chairman of the Independent Directors and Compensation Committee of The Andover Companies, a property and casualty insurance company. Mr. Dietz's qualifications to sit on our Board include his experience in corporate acquisitions, corporate finance, and corporate governance and legal matters.

Samuel R. Chapin. Mr. Chapin joined the Board in January 2019. Mr. Chapin served as Executive Vice Chairman at the Bank of America Merrill Lynch, a multinational investment bank, from 2010 to his retirement in June 2016. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and he was named a Managing Director in Investment Banking in 1993. Mr. Chapin was named Senior Vice President and head of Merrill Lynch's Global Investment Banking Division in 2001 and was named Vice Chairman in 2003. While at Merrill Lynch and Bank of America Merrill Lynch, Mr. Chapin was responsible for managing relationships with a number of the firm's largest corporate clients. He currently serves on the Board of Directors of PerkinElmer, Inc. and the Board of Trustees at Lafayette College. Mr. Chapin was recommended to become a director by an independent third-party retained search firm. Mr. Chapin's qualifications to sit on our Board include his experience and significant knowledge of the industrials market with a mastery of strategic M&A accrued over more than 35 years in investment banking.

Tina M. Donikowski. Ms. Donikowski has served as a member of the Board since March 2017. Ms. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. She served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. She currently also serves on the Board of Directors of Atlas Copco AB, a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden; TopBuild Corp., a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Daytona Beach, Florida; Advanced Energy Industries, Inc., a designer and manufacturer of highly-engineered precision power, measurement, and control solutions for mission-critical applications and processes; and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. She also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski's qualifications to sit on our Board include her extensive experience in leading technology businesses and her strong operations background.

Helmuth Ludwig. Dr. Ludwig has served as a member of the Board since January 2016.  Since October 2016, he has served as Global Head of Information Technology of Siemens, a global industrial manufacturing company.  He previously served in a number of positions at subsidiaries/affiliates of Siemens AG, including as Executive Vice President, Digital Enterprise Realization, of Siemens PLM Software from October 2014 to October 2016 and Chief Executive Officer, Siemens Industry Sector in North America of Siemens Industry Inc. from October 2011 to September 2014.  Dr. Ludwig is a known expert and regular speaker at industry conferences on the Internet of Things and "Industry 4.0". When Siemens acquired PLM Software in 2007, Dr. Ludwig was appointed President of PLM Software and is credited for having successfully led the integration of the organization’s 50 legal entities and multiple facilities across 26 countries. Earlier in his career, Dr. Ludwig held a number of international assignments at Siemens in Europe, Latin America, and Asia. He teaches as adjunct professor for International

Strategy at Southern Methodist University's Cox School of Business in Dallas. Dr. Ludwig’s qualifications to sit on our Board include his proven manufacturing leadership skills, extensive international experience, and his success in leading the integration and simplification of a complex global enterprise.

John (Andy) O'Donnell. Mr. O'Donnell has served as a member of the Company's Board since November 2011. Until his January 2014 retirement, Mr. O'Donnell had worked at Baker Hughes, an oilfield services company, since 1975. He served as Vice President of Baker Hughes since 1998 and was appointed to Vice President, Office of the Chief Executive Officer in 2012, a role in which he served until his retirement.  From 2009 to 2011, Mr. O'Donnell was President, Western Hemisphere Operations of Baker Hughes. He was President of Baker Petrolite Corporation from 2005 to 2009 and President of Baker Hughes Drilling Fluids from 2004 to 2005. He served as Vice President, Business Process Development at Baker Hughes from 1998 to 2002 and as Vice President of Manufacturing at Baker Oil Tools from 1990 to 1998.  Mr. O’Donnell also serves on the Board of Directors of Cactus, Inc., where he is a member of its Audit, Compensation, and Nominating and Corporate Governance Committees. Mr. O'Donnell's qualifications to sit on the Board include his experience in international energy markets and leading multinational manufacturing operations.

Peter M. Wilver. Mr. Wilver has served as a member of the Company's Board since February 2010. Mr. Wilver was Executive Vice President and Chief Administrative Officer of Thermo Fisher Scientific Inc. ("Thermo Fisher"), a leading provider of laboratory products and services, from August 2015 until his retirement in March 2017. He previously spent 11 years as Chief Financial Officer of Thermo Fisher from October 2004 to July 2015. Before joining Thermo Fisher in 2000, Mr. Wilver worked for General Electric, Grimes Aerospace Company, and Honeywell International (formerly AlliedSignal), where he most recently served as Vice President and Chief Financial Officer of the electronic materials business. He currently also serves on the Board of Directors of Evoqua Water Technologies, where he is Chairman of its Audit Committee, and served on the Board of Directors of Tenet Healthcare, where he was a member of its Audit and Human Resources Committee from November 2016 until May 2018. Mr. Wilver is a certified public accountant. Mr. Wilver's qualifications to sit on the Board include his experience in strategic planning and business development as well as in leading the financial, accounting and investor relations functions of large, multinational manufacturing companies.

Committees

Audit Committee. The Audit Committee, which consists of Mr. Wilver, Ms. Donikowski, and Dr. Ludwig (each of whom has been affirmatively determined by the full Board to be an independent director, as well as meeting the stricter independence standards applicable to audit committee members under NYSE listing standards and the rules of the SEC), oversees the integrity of the Company's financial statements and is directly responsible for the appointment, compensation, retention and oversight of the work of the firm of independent auditors (the "Auditors") that audits the Company's financial statements and performs services related to the audit. Among other responsibilities, the Audit Committee reviews the scope and results of the audit with the Auditors, reviews with management and the Auditors the Company's annual and quarterly operating results, considers the adequacy of the Company's internal accounting procedures and controls, and considers the effect of such procedures on the Auditors' independence. The Audit Committee also is responsible for overseeing the Company's internal audit function and the Company's compliance with legal and regulatory requirements. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company's Chief Financial Officer; Director of Internal Audit; Auditors; and management. Pursuant to the requirements of the NYSE, the Audit Committee operates in accordance with a charter (the "Audit Committee Charter"), which is available on the Company's website at www.CIRCOR.com under the "Investors" sub link. The Company will provide a hardcopy of the Audit Committee Charter to stockholders free of charge upon written request to the Company's Secretary at the Company's corporate headquarters. Each member of the Audit Committee meets the financial literacy requirements of the NYSE and, in addition, the Board has determined that at least one of the Committee's members, Mr. Wilver, is an "audit committee financial expert" under the disclosure standards adopted by the SEC.

Compensation Committee. The Compensation Committee, which consists of Mr. O'Donnell, Ms. Donikowski, and Mr. Wilver (each of whom has been affirmatively determined by the full Board to be an independent director, as well as meeting the stricter independence standards applicable to compensation committee members under NYSE listing standards and the rules of the SEC), reviews and determines the compensation arrangements for the Company's Chief Executive Officer; reviews the recommendations of the Chief Executive Officer and approves the compensation arrangements for all other officers and senior level employees; reviews general compensation levels for other employees as a group; determines the awards to be granted to eligible persons under the Company's 2014 Stock Option and Incentive Plan (the "Equity Incentive Plan"); and takes such other action as may be required in connection with the Company's compensation and incentive plans, including with respect to compensation and risk-management issues. The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company's outside compensation consultant.

Since early 2012, the Compensation Committee has engaged Pearl Meyer & Partners ("Pearl Meyer") as its compensation consultant. In so doing, the Compensation Committee affirmatively determined that Pearl Meyer is independent and has no conflict of interest as contemplated under rules adopted by the SEC and the NYSE, and has conducted annual reviews to confirm that Pearl Meyer remains free of conflict per these rules. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to the Company. The executive compensation services provided by Pearl Meyer include assisting in defining the Company's executive compensation strategy, providing market benchmark information, recommending the composition of the compensation peer group used as a benchmark by the Compensation Committee, advising with respect to the design of both short-term and long-term incentive compensation plans, and summarizing regulatory and governance guidelines. In making its compensation decisions, the Compensation Committee relies significantly on the information provided by Pearl Meyer.

The independent compensation consultant spoke with the chair of the Compensation Committee, as well as with management, in preparing for Committee meetings, regularly attended Committee meetings, and met from time to time in executive session with the Compensation Committee without the presence of management.
The Compensation Committee also receives reports and recommendations from management. Throughout 2018, Mr. Buckhout provided input regarding the compensation of those executives who reported directly to him. In connection with these recommendations, Mr. Buckhout consulted with the Company’s Chief Human Resources Officer and met periodically with the Compensation Committee’s independent compensation consultant to review the market reference data. In addition, Mr. Buckhout provided recommendations to the Compensation Committee related to the performance measures used in the Company’s short-term and long-term incentive plans. These recommendations directly aligned with the Company's operating strategy.
Although Mr. Buckhout regularly attended Compensation Committee meetings, any discussions concerning his compensation were held by the Committee in executive sessions without him present. The Compensation Committee also met regularly in executive session without the presence of Mr. Buckhout or any other members of management, to consider, among other things, the compensation recommendations proposed by Mr. Buckhout.
The Compensation Committee operates in accordance with a charter (the "Compensation Committee Charter"), which is available on the Company's website at www.CIRCOR.com under the "Investors" sub link. The Company also will provide a hardcopy of the Compensation Committee Charter to stockholders free of charge upon written request to the Company's Secretary at the Company's corporate headquarters.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Dr. Ludwig, Mr. Chapin, and Mr. O’Donnell (each of whom has been affirmatively determined by the full Board to be an independent director), is responsible for establishing criteria for selection of new directors, identifying individuals qualified to become directors, and recommending candidates to the Board for nomination as directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending to the Board a set of corporate governance principles applicable to the Company, overseeing the evaluation of the Board and its committees, recommending to the Board appropriate levels of director compensation and, together with the Audit Committee, monitoring compliance with the Company's Code of Conduct. The Nominating and Corporate Governance Committee operates in accordance with a charter (the "Nominating and Corporate Governance Charter"), which is available on the Company's website at www.CIRCOR.com under the "Investors" sub link. The Company also will provide a hardcopy of the Nominating and Corporate Governance Charter to stockholders free of charge upon written request to the Company's Secretary at the Company's corporate headquarters.

Ad Hoc Committees. From time to time, the Board may establish ad hoc committees and delegate certain of its authority for the purpose of addressing particular matters (including, for example, the approval of financing or credit agreements or other matters that the Board believes would be appropriate for review by an ad hoc committee).

Except for the availability of this Proxy Statement and the Form of Proxy for the Annual Meeting of Stockholders, which are available for viewing, printing and downloading at www.proxy.CIRCOR.com, the information on the Company's website is not part of this Proxy Statement.

Board and Committee Meetings

The following table sets forth the number of meetings held during the year ended December 31, 2018 by the Board and by each committee thereof. Each of the directors attended at least 75% of the total number of meetings of the Board and of the committees of which such director was a member.

Number of Meetings
Board of Directors	7
Audit Committee	7
Compensation Committee	6
Nominating and Corporate Governance Committee	4

Board Risk Oversight

We believe that our current Board leadership structure fosters appropriate risk oversight for the Company for a number of reasons, the most significant of which are discussed below. The Board is actively involved in oversight of risks that could affect the Company. This administration is coordinated primarily through the committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees (which are available on the Company's website at www.CIRCOR.com under the "Investors" sub link). The full Board, however, retains responsibility for the general oversight of risk. The Board satisfies this responsibility through full reports from each committee chair regarding the committee's considerations and actions under its purview, as well as through regular reports directly from personnel of the Company responsible for oversight of particular risks within the Company. This process enables the Board and its committees to coordinate and supervise risk oversight, particularly with respect to risks that are overseen by different committees of the Board and different personnel within the Company. Executive sessions of the Board without any management present allow the independent directors to review key decisions and discuss matters in a manner that is independent of the Chief Executive Officer. The Chairman of the Board leads all such executive sessions. In addition, all committees of the Board are comprised solely of, and chaired by, independent directors.

In addition, the management of the Company engages in an annual enterprise risk assessment with the Board, assessing, among other concerns, risks associated with the Company's products, customers, supply chain, management, staff, efficiency, and cybersecurity. Management of the Company regularly reports to the Board concerning its risk mitigation initiatives.

Communication with Independent Directors

The Board has established a process through which interested parties, including stockholders, may communicate with the independent directors. Specifically, communications may be sent directly to the Chairman of the Board, who, as discussed above, is an independent director, at the following address: P.O. Box 772, Burlington, Massachusetts 01803.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, two Class II directors will be elected to serve until the annual meeting of stockholders in 2022 and until each such director's successor is duly elected and qualified or until each such director's earlier resignation or removal. The Nominating and Corporate Governance Committee has recommended, and the full Board has nominated, Helmuth Ludwig and Peter M. Wilver, the current Class II directors, for election at the Annual Meeting. Dr. Ludwig and Mr. Wilver have served as Class II directors since January 2016 and February 2010, respectively; in each of their cases, the appointments resulted from extensive searches conducted by the Board utilizing the assistance of independent third-party retained search firms. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Dr. Ludwig and Mr. Wilver. Each of Dr. Ludwig and Mr. Wilver has agreed to stand for election and to serve, if elected, as a director. If, however, either of Dr. Ludwig or Mr. Wilver fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board may recommend.

Board Recommendation

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES OF THE BOARD AS DIRECTORS OF THE COMPANY.

UNLESS OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES OF THE BOARD.

Vote Required For Approval

A quorum being present, each nominee shall be elected as a director of the Company if such nominee receives the affirmative vote of a plurality of the votes cast.

MANAGEMENT

Executive Officers and Key Employees

Our executive officers and key employees, and their respective ages and positions as of March 29, 2019, are as follows:

Name	Age	Position
Scott Buckhout	52	President and Chief Executive Officer, and Director
Chadi Chahine	46	Senior Vice President and Chief Financial Officer
Sumit Mehrotra	43	President, Industrial Group
Tony Najjar	58	President, Aerospace and Defense Group
Lane Walker	42	President, Energy Group
Andrew Farnsworth	60	Senior Vice President and Chief Human Resources Officer
Arjun Sharma	42	Senior Vice President, Business Development
David F. Mullen	50	Senior Vice President, Finance and Corporate Controller
Tanya Dawkins	58	Vice President, Corporate Treasurer

Scott Buckhout. Mr. Buckhout joined CIRCOR as President and Chief Executive Officer and was appointed to the Board in April 2013. Prior to joining CIRCOR, Mr. Buckhout served as President, Fire & Security at United Technologies Corporation (UTC), a diverse, multinational manufacturing company. He previously held a number of senior level positions at UTC, including President, Global Fire Products and President, Systems and Firefighting. Before joining UTC, Mr. Buckhout held a number of senior roles at Honeywell International Corporation in the Consumer Products and Friction Materials divisions. He spent five years in Europe for UTC and Honeywell, including as Vice President and General Manager, Consumer Products Group, Honeywell EMEA and Vice President and General Manager, Honeywell Friction Materials - Europe. He also previously worked in general management and strategy consulting roles at Booz Allen & Hamilton and The Boeing Company. Mr. Buckhout earned a Master of Business Administration in Operations & Finance from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Science in Aerospace Engineering from Texas A&M University.

Chadi Chahine. Mr. Chahine joined CIRCOR as Senior Vice President and Chief Financial Officer in January 2019. Prior to joining CIRCOR, Mr. Chahine served as Division CFO - USA of Smith & Nephew, a global medical technology company (Smith & Nephew), from February 2017 until December 2018 and served as Divisional CFO - International Markets of Smith & Nephew, from January 2012 until January 2017. He previously spent 13 years at Abbott Laboratories in positions of increasing responsibility within finance and general management. Mr. Chahine is a Certified Public Accountant and received a Bachelor of Science in math and economics from the University of Montreal and earned a Bachelor of Commerce in accounting from the University of Quebec.

Sumit Mehrotra. Mr. Mehrotra has served as President, Industrial Group since February 2018. Before assuming his current role, he served as President, Advanced Flow Solutions Group from October 2016 to February 2018 and Senior Vice President, Global Supply Chain & Product Management from June 2015 to October 2016. Mr. Mehrotra joined CIRCOR in September 2013 as Vice President, Global Supply Chain, a role in which he was responsible for developing the global supply chain function for CIRCOR, including material planning, strategic sourcing, purchasing, and logistics, and continued in that role until June 2015. He had also assumed additional responsibilities for the Company's engineering and product management functions beginning in June 2015. Mr. Mehrotra joined CIRCOR from Honeywell International, a multinational manufacturing company, where, over 12 years, his career spanned multiple leadership roles in Engineering, Six Sigma, Advanced Manufacturing and Strategic Sourcing. Prior to joining CIRCOR, he served as Director, Strategic Sourcing for Honeywell Aerospace. He holds a Masters of Business Administration from Arizona State University, a Master of Science in Aerospace Engineering from the University of Cincinnati, and a Bachelor of Aeronautical Engineering from Punjab Engineering College, India.

Tony Najjar. Mr. Najjar has served as President, Aerospace and Defense Group since February 2018. Before assuming his current role, he served as Vice President, Aerospace and Defense in the Advance Flow Solutions Group from October 2016 to February 2018 and Vice President, Sales & Marketing, Aerospace and Defense Group, from April 2015 to October 2016. Before joining CIRCOR, Mr. Najjar served as Programs Manager, Business Development and Mergers & Acquisitions at Rockwell Collins, a multinational manufacturing company, from October 2011 to April 2015. He has spent nearly 30 years in the aerospace and defense industry in engineering, sales, and general management roles, including leadership positions at Rockwell Collins and Kaiser Aerospace. Mr. Najjar holds both a bachelor's degree and a Master of Science degree in Mechanical Engineering from Oklahoma State University and an MBA from Pepperdine University.

Lane Walker. Mr. Walker joined CIRCOR as President, Energy Group in June 2018. Prior to joining CIRCOR, Mr. Walker served as President, Testing Services at Schlumberger, a provider of technology for reservoir characterization, drilling, production, and processing to the oil and gas industry, from October 2017 to May 2018, where he managed Schlumberger's downhole and surface testing business, and from September 2016 to September 2017 he served as Human Resources Director at Schlumberger. He previously served as President, Production Systems at OneSubsea, a Schlumberger Company, a provider of integrated solutions, products, systems and services for the subsea oil and gas market, from October 2014 to August 2016 and as Director, Operations and Projects North and South America at Cameron International, a global provider of flow equipment products, systems and services that was subsequently acquired by Schlumberger, from October 2012 to September 2014. Mr. Walker earned his bachelor's degree in finance from the University of Texas at Austin and an MBA from Harvard Business School.

Andrew Farnsworth. Mr. Farnsworth has served as Senior Vice President and Chief Human Resources Officer since joining CIRCOR in June 2015. Prior to joining CIRCOR, Mr. Farnsworth acted as a human resources consultant from July 2014 until May 2015. From October 2009 through June 2014, he served as the Group Human Resources Director of Unibail-Rodamco, a European commercial property company. He previously served as International Human Resources Director for Brocade Communications, Group Human Resources Director at Temenos, and Emerging Markets Human Resources Director for HP/Compaq covering Eastern Europe, Middle East and Africa. Before that, Mr. Farnsworth held a variety of senior operations and finance positions at Compaq and Digital Equipment Corporation in Europe and the United States. He holds a BA in Psychology and Social Relations from Harvard University and an MBA from the Tuck School of Business at Dartmouth College.

Arjun Sharma. Mr. Sharma has served as Senior Vice President, Business Development of the Company since joining CIRCOR in 2009, overseeing the Company's mergers and acquisitions and strategic planning functions. Prior to joining CIRCOR, Mr. Sharma served as managing director at Global Equity Partners, a venture capital and strategy consulting firm, from January 2009 to September 2009, where he was responsible for executing equity investments and leading client engagements on acquisitions, divestitures, and growth strategy. From 2007 to 2008, he was Director of Mergers and Acquisitions at Textron Inc., a multi-industry company with a global network of aircraft, defense, industrial and finance businesses, where he was responsible for developing the company's M&A strategy and leading acquisition and divestiture transactions. From 2002 to 2007, Mr. Sharma held various positions of increasing responsibility at SPX Corporation, a Fortune 500 multi-industry company, culminating in his appointment as Director of Corporate Development. Mr. Sharma holds a Master of Science degree in Finance from Drexel University and a Bachelor of Commerce degree from Delhi University. Mr. Sharma is a graduate of the PLD program at Harvard Business School.

David F. Mullen. Mr. Mullen was promoted to Senior Vice President, Finance and Corporate Controller in July 2018. He previously served as Vice President, Finance and Corporate Controller from September 2015 to July 2018, and as Vice President for Finance Operations upon joining the Company in April 2015 until September 2015. Prior to joining CIRCOR, Mr. Mullen served as Vice President, Finance, Anatomical Pathology Division of Thermo Fisher Scientific Inc., a leading provider of laboratory products and services, from November 2011 to April 2015. He previously held a number of senior finance positions at Thermo Fisher Scientific Inc. He started his career as an auditor with Deloitte & Touche and is a Certified Public Accountant and a Chartered Global Management Accountant. He continues to oversee the company's Financial Planning & Analysis function and supports Investor Relations and strategy activities. Mr. Mullen brings over 20 years of financial management experience and technical accounting expertise to the role. He holds a Bachelor of Science degree in Accounting from Fairfield University.

Tanya Dawkins. Ms. Tanya Dawkins was promoted to Vice President, Corporate Treasurer in March 2018. She previously served as Senior Director, Corporate Treasurer from September 2015 to March 2018. From 2001 to September 2015, Ms. Dawkins held a variety of senior finance positions at CIRCOR including Global Treasury Manager, External Reporting Manager, and Corporate Accounting Manager.  Prior to joining CIRCOR, Ms. Dawkins served as Director of Finance for GenRad Corporation (now part of Teradyne).  Ms. Dawkins previously had spent 10 years at Digital Equipment Corporation in a variety of senior finance positions.  She is a Certified Treasury Professional and holds a Bachelor of Business Administration in Finance from the University of Texas at Austin, and an MBA from Simmons Graduate School of Management.

Under the Company's bylaws, each of the officers of the Company holds office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Person Transactions

The Company's Code of Conduct includes our written policy that any proposed transaction, involving the Company or a subsidiary of the Company, in which a director or executive officer has direct economic or beneficial interest shall be analyzed and reviewed first by the Nominating and Corporate Governance Committee of the Board for potential conflicts, and then by all of the members of the Board.

Related Person Transactions

During Fiscal Year 2018, except as noted below, the Company was not a party to any transaction in which the amount involved exceeded $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) had a material direct or indirect interest, and no such person was indebted to the Company. During 2018, the Company paid Colfax, who was a greater than 5% stockholder of the Company during the first six months of 2018, approximately $2.6 million pursuant to a transition services agreement which facilitated the orderly separation of the Fluid Handling business from Colfax Corporation ("Colfax"). This arrangement was entered into in connection with the Company’s acquisition in December 2017 of the Fluid Handling business from Colfax.
Compensation Committee Interlocks and Insider Participation

None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Compensation Committee. In addition, none of the Company's executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

In this section, we describe the executive compensation program for our Named Executive Officers (the "NEOs"). Our intent is to help stockholders understand the framework of our overall program, its objectives, and the rationale for the Compensation Committee’s compensation decisions. Our NEOs for Fiscal Year 2018 were as follows:

Named Executive Officer	Title
Scott Buckhout	President and Chief Executive Officer ("CEO")
Rajeev Bhalla(1)	Executive Vice President, Chief Financial Officer ("CFO")
Sumit Mehrotra	President, Industrial Group
Lane Walker(2)	President, Energy Group
Arjun Sharma	Senior Vice President, Business Development
Erik Wiik(3)	Former President, Energy Group
(1) On January 2, 2019, the Board announced the appointment of Chadi Chahine as Senior Vice President and Chief Financial Officer. Mr. Chahine succeeds Mr. Bhalla who remained in the role of Chief Financial Officer until December 31, 2018.
(2) Mr. Walker joined the Company as President of the Energy Group effective June 4, 2018.
(3) Mr. Wiik terminated his position as President of the Energy Group effective June 1, 2018.

Executive Summary

Our Business: 2018 Performance Overview

CIRCOR designs, manufactures, and markets differentiated flow control solutions and highly engineered products for the industrial, oil & gas, aerospace & defense, and commercial marine markets. Our diversified product portfolio consisting of recognized, market-leading brands is targeted toward meeting the most critical and demanding application needs of our customers. The Company's strategy is to grow organically and through complementary acquisitions, achieve world class operational excellence, and attract and retain top industry talent. We are a global company with major manufacturing facilities in North America, Western Europe, Morocco, and India.
In 2018, we reorganized our business to drive top line growth through better alignment with our key end markets. We operate through three industry segment groups - Industrial, Energy, and Aerospace & Defense. The Industrial Group is headquartered in Radolfzell, Germany, and is comprised of most of the businesses added as part of the Fluid Handling acquisition in 2017, along with our legacy Industrial and Power and Process businesses. The Energy Group is headquartered in Houston, TX, and is comprised of our legacy Energy businesses, combined with the Reliability Services business that was acquired with Fluid Handling. The Aerospace & Defense Group is headquartered in Corona, CA, combining the existing CIRCOR Aerospace businesses with the Warren Pump and Portland Valve Defense businesses acquired with Fluid Handling.
2018 was a very strong year for CIRCOR's end markets. Growth in the Industrial markets we serve expanded throughout the year, with many of our major industrial OEM customers experiencing solid earnings growth and double-digit orders increases over the previous year. The commercial marine markets served by our Industrial business also saw better than forecast performance for the year, as the industry continues to recover from a sharp downturn. The Oil & Gas markets continued to recover, with growth in the downstream and midstream sectors served by our Refinery Valves and Pipeline Engineering businesses, respectively, outpacing growth for our upstream businesses. The Aerospace & Defense markets we serve remained strong, resulting in several large contract wins for both commercial aerospace and naval programs. The industry realignment of our business enabled CIRCOR to take advantage of this market strength through better customer engagement and focus.
We also over delivered on our integration and synergy commitments related to the Fluid Handling acquisition, most notably in Selling, General & Administrative synergy and margin expansion in our European Pumps businesses. We simplified the business by closing loss-making operations in Mexico for our Reliability Services business, and divested a loss-making systems integration business in the Netherlands. The majority of the businesses from the Fluid Handling acquisition also drove strong growth in orders and sales in 2018 as they were integrated into CIRCOR.
In addition, CIRCOR chartered a new initiative around cash flow in the second quarter of 2018, and we made substantial progress towards implementing a corporate cash management function to drive best practices across all of our businesses. The cash management office succeeded in delivering positive cash flow in the second half of 2018, the majority of which was applied to paying down our long-term debt.

Overall, 2018 was a transformational year for the business, during which CIRCOR was able to capitalize on our expanded scope and deliver strong results, while strategically positioning the company for future growth with our key customers.

2018 Financial Achievements (in thousands, except percentages)

Business Segment	Net Sales	Free Cash Flow*	Adjusted Operating Margin**
CIRCOR (Overall Corporate)	$1,175,825	$30,637	8.2%
Energy	$451,232	$56,248	7.4%
Aerospace & Defense	$237,017	$47,346	15.2%
Industrial	$487,576	$46,190	11.8%
* Free Cash Flow is defined as net cash provided by operating activities less cash purchases of property plant and equipment plus proceeds from the sale of property plant and equipment. Segment Free Cash Flow also excludes the impact of cash payments or receipts for interest, income taxes and restructuring and special charges.
**Adjusted Operating Margin ("AOM") is defined as Adjusted Operating Income divided by Net Sales. Adjusted Operating Income is defined as GAAP operating income excluding intangible amortization and amortization of fair value step-ups of inventory and fixed assets from acquisitions completed after December 31, 2011, the impact of restructuring related inventory write-offs, impairment charges and special charges or gains. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is set forth on Exhibit A to this Proxy.
The Company's results and overall business environment were considered when determining compensation paid for 2018, as discussed below. Please see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2018 for a more detailed description of the Company's financial results.

2018 Stockholder Engagement, Say-on-Pay Results & Program Changes
The Company regularly evaluates its compensation programs and considers the results of its most recent stockholder advisory vote on executive compensation ("say-on-pay"), as well as feedback received directly from stockholders through our ongoing engagement.
At the May 2018 annual meeting of stockholders, we received say-on-pay support of approximately 98%. While this result indicated continued strong support, the Compensation Committee took steps to further strengthen the executive compensation program's alignment with stockholder interests, especially given the expanded scope of our Company and cyclical nature of our business, by adjusting certain features of our program. Key adjustments to the executive compensation program included:

•
"Double-trigger" vesting provisions for equity awards. New Change of Control agreements for our NEOs provide for double trigger vesting for equity awards. We amended existing NEO Change of Control agreements to provide double trigger vesting for new equity awards.

•
Simplified approach to Annual Incentive Plan for Business Segments. NEOs in our Energy, Aerospace & Defense and Industrial segments were each measured on segment-specific performance metrics based 33.3% on each of Free Cash Flow, Net Sales and AOM. Corporate NEOs were measured on adjusted EPS (25% of score) and the incentive scores of the Energy, Aerospace and Defense and Industrial Groups each counting for 25% of the total incentive score.

•
Shifted equity vehicle mix for NEOs (other than the CEO). Long-term incentives (LTI) were granted during 2018 using 50% performance share units (PSUs), 25% stock options and 25% restricted stock units (RSUs). Mr. Buckhout’s LTI awards continue to be granted as a mix of PSUs (50%) and stock options (50%). Shifting our equity vehicle mix towards RSUs allows us to better manage our overall shareholder dilution levels relating to our equity plans while also supporting our leadership retention strategy.

•
Implemented a new PSU award grant design. The Compensation Committee established pre-determined one-, two- and three-year cumulative goals for PSUs Adjusted ROIC (50%) and AOM (50%) over a three-year performance period. Performance is assessed at the end of each year and the NEOs will progressively earn their shares based on results. However, any shares earned based on performance generally will not become vested until after the end of the three-year performance period.

Going forward, we plan to continue to engage with our stockholders and consider their perspectives' regarding compensation and governance matters. The Compensation Committee's goal is to continue to win investor support for our compensation practices and policies.
2018 Compensation Highlights
Based on our performance, and consistent with the design of our program, the Compensation Committee made the following executive compensation decisions for fiscal 2018:

•
Base Salaries: The NEOs, except for Mr. Mehrotra, received base salary increases ranging between approximately 3% to 6%, to better align their pay with our peer companies. Mr. Mehrotra received an increase of 26% in recognition of his expanded scope of responsibilities as President of the Industrial Group and to bring his base salary to levels more appropriately aligned with the market.

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Annual Incentive Plan: Based on performance results, our NEOs employed during all of 2018 received an average of 101% of their target annual incentive opportunity. Mr. Bhalla (who departed at year end), received 100% of his target annual incentive opportunity, and Mr. Walker (who joined us mid-year) received a pro-rata bonus at target.

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LTI Plan: The Company did not achieve our threshold 2016-2018 performance targets for either three-year average Adjusted ROIC or three-year average AOM, and as a result none of the PSUs granted in 2016 were earned.

Base salaries, target annual incentives and the grant date value of LTI for the NEOs in 2018 in aggregate approximated the market median for our peer group, although there was variation in market position by executive due to factors including tenure, individual performance, and consideration of past awards.
Special equity awards were made to certain of our NEOs in connection with the successful execution of the Fluid Handling acquisition.
Mr. Buckhout. We granted Mr. Buckhout an additional stock option award with a grant date fair market value of $250,000 on March 5, 2018, at the same time as the regular annual LTI award. The award value was determined based on the closing price of our Common Stock on the date of the grant on March 5, 2018. The award will generally vest 1/3 per year on each anniversary of the grant date provided Mr. Buckhout remains employed by CIRCOR.
Messrs. Bhalla and Sharma. We granted each of these NEOs additional time-based RSUs with a grant date fair market value of $100,000 in addition to their regular LTI awards. The value of these RSUs was determined based on the closing price of our Common Stock on the date of the grant on March 5, 2018. These awards will generally vest 1/3 per year on each anniversary of the grant date provided the NEO remains employed by CIRCOR. Mr. Bhalla forfeited his entire RSU award when he left the Company at year end.

Onboarding Mr. Walker

Mr. Walker joined the Company as President of the Energy Group effective as of June 4, 2018. As part of his new-hire agreement, his annual base salary for 2018 was set at $410,000. He received a lump sum sign-on bonus of $170,000, as well as a one-time, new hire grant of RSUs with a grant date fair market value of $450,000. This award amount was determined based on the closing price of our common stock on the date of the grant on June 4, 2018 and will vest 1/3 per year on each anniversary of the grant date. Mr. Walker was guaranteed a minimum payout of his prorated target award covering the period between his date of hire and December 31, 2018. Mr. Walker did not receive a regular, "annual" equity award under the LTI program. In addition, if Mr. Walker voluntarily terminates from the Company prior to completion of two years of employment, he will be responsible for repaying the entire amount of his cash sign-on bonus upon termination.

CEO Pay At-A-Glance (Target v. Realized)
The chart below shows 2016-2018 target and realized compensation for Mr. Buckhout. Target Total Direct Compensation represents base salary, target annual bonus, and grant date fair value of LTI awards or RSUs purchased under our Management Stock Purchase Plan ("MSP") during each year. Realized Compensation represents base salary, annual bonus actually paid in cash, and the value realized on exercise (in the case of stock options) or vesting (in the case of PSUs or RSUs) of LTI awards or MSP RSUs during each year. Realized Compensation has substantially trailed Target Total Direct Compensation in each year, reflecting the rigor of our goal-setting process for annual bonus and PSU awards and the pay for performance nature of our LTI design.

Good Compensation Governance
The Compensation Committee continually evaluates the Company's compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	We place the majority of weight on performance-based, at-risk, long-term compensation.	X	We do not provide any compensation-related tax gross-ups (except in connection with relocation expenses).
✓	We deliver rewards that are based on achieving long-term objectives and the creation of stockholder value.	X	We do not provide significant perquisites.
✓	We target total direct compensation at approximately the market median for our peer group, but only if targeted performance levels are achieved.	X	We do not allow officers or directors to hedge Company stock.
✓	We maintain stock ownership guidelines for our directors and our executives, including our CEO and other NEOs.	X	We do not allow officers or directors to pledge Company stock.
✓	We have "double-trigger" change of control vesting of cash severance payments and new equity awards.	X	We do not reprice or replace out-of-the-money stock options.
✓	Our Compensation Committee seeks advice from an independent compensation consultant.	X	We do not have contracts that guarantee employment with any executives (all employment is terminable-at-will).
✓	We maintain a clawback policy with respect to incentive-based cash and equity compensation.	X	We do not pay dividends on unvested PSUs; dividends accrue and are paid only if and when applicable performance criteria are achieved.
✓	We cap annual bonus payouts to eliminate potential windfalls for executives.
✓	We encourage executives to invest their cash incentives in the Company through the Management Stock Purchase Plan ("MSP").

What Guides Our Program
Our Compensation Guiding Principles
The philosophy underlying our executive compensation program is to attract, retain, and motivate highly qualified and talented executives and reward the achievement of specific annual, long-term and strategic goals that promote the profitable growth of the Company and enhance stockholder value. To this end, the following principles guide the structure of our program:

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Link to business priorities and performance. A significant portion of an executive’s total compensation should be "at risk," subject to the attainment of certain specific and measurable performance goals and objectives. We select performance metrics that are most directly tied to the creation of enterprise value and that our management team can meaningfully influence. As performance goals are met or exceeded, executives are rewarded commensurately; conversely, if goals are not met, actual earned compensation is lower.

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Alignment of executives with stockholders’ interests. Our compensation program should encourage our executives to hold a meaningful amount of equity. In addition, we believe compensation to our executives should be based on a balance of short and long-term financial performance factors. This approach also supports our retention strategy and promotes our achievement-oriented culture.

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Competitiveness of Pay Position. Total Target Direct Compensation should be competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for executive talent. Still, long‑term compensation for our executives other than base salary is "at-risk." In general, we position Total Target Direct Compensation for our NEOs in the aggregate near the median of our peer group. We place greater emphasis on at-risk, performance-based elements of compensation than is typical among our peers, and consequently tend to be positioned lower relative to market with respect to base salaries and higher relative to market with respect to target bonus and annual equity awards.

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Maintenance of Governance Standards. We believe that maintaining best-practice executive compensation governance standards is in the best interests of our stockholders and executives and critical to the ability to manage risk.

Elements of Compensation
Our compensation philosophy is supported by the following elements of compensation:

Pay Element	How It’s Paid	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent	• Based on job scope, level of responsibilities, individual performance, experience, tenure and market levels
Annual Incentive Plan	Cash (At-Risk)	Focuses executives on achieving annual financial and strategic goals that enhance long-term stockholder value
• Tied to achievement of targets relating to AOM, Free Cash Flow, Net Sales and, for our Corporate level NEOs, adjusted EPS
• No payouts for performance below threshold
• Award capped at 300% of target value, with the exception of Net Sales (capped at 200%)

Long Term Incentive (LTI) Plan	Equity (Variable)	Provides incentives for executives to execute on longer-term goals that promote the efficient use of capital and assets, especially when cyclical demand declines
PSUs		Rewards achievement of pre-determined financial goals measured over a three-year performance period
• Tied to achievement of targets relating to Adjusted ROIC and AOM
• Earned over a three-year period based on the achievement of annual, cumulative goals
• No payouts for performance below threshold
• Number of shares is capped at 200% of target

Stock Options		Rewards for stock price appreciation	• In absence of positive stockholder returns from date of grant, award provides no value to recipient
RSUs		Supports leadership retention strategy	• Paid in CIRCOR shares at vesting

How We Further Foster Stock Ownership and Strengthen Alignment with Stockowners

In order to more closely align the interests of our executives with those of our stockholders, our NEOs are also eligible to participate in the MSP, which is designed to encourage our NEOs to invest up to 100% of their own earned incentive compensation in equity of the Company.

The Compensation Committee approves the participants in the MSP. Participants are entitled to purchase RSUs under the MSP at a discount of 33% to the closing price of the Company's Common Stock two trading days after the announcement of our annual financial results using all or a portion of their pre-tax annual cash incentive award. RSUs purchased under the MSP vest in whole after a three-year period. Any NEO who departs the Company prior to vesting may lose the benefits associated with the discounted purchase price of RSUs purchased under the MSP, as well as any further appreciation in stock price and accrued dividends associated with such RSUs.

Total Pay Mix at Target
A significant portion of our NEOs' compensation is designed to be "at risk," subject to the attainment of specific and measurable performance goals and objectives. For example, as shown in the table below, 82% of the target total direct compensation of our CEO and 60% of the target total direct compensation of our other NEOs (other than Mr. Walker who joined the Company in June 2018) is allocated to a combination of PSUs, stock options and target bonus, and therefore based on achieving financial and operating metrics or increasing the Company's stock price.
The above chart includes 2018 Target Total Direct Compensation, which we define to include annualized base salaries, 2018 bonus amounts assuming target performance under our annual incentive plan, the grant date fair value of stock options and RSUs, and the grant date fair value of PSUs granted in 2018 under our LTI plan to our NEOs assuming target performance.
The Decision-Making Process
The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in the Compensation Committee's charter, which may be accessed at our website, www.CIRCOR.com, by clicking "Investors," and then "Corporate Governance."

When making decisions regarding the compensation of the NEOs, the Compensation Committee considers information from a variety of sources. The Compensation Committee also regularly assesses our incentive plan measures in light of current business context, relevance to stockholders, and alignment with peer company practices. The Compensation Committee analyzes both individual elements and total compensation for each of the NEOs. While actual compensation reflects the Company's performance, the Company's goal is for total target compensation, as well as each element of total target compensation, to be at or around the median target compensation for executives with similar positions at our peer group companies (described in further detail below). The Compensation Committee also incorporates flexibility into its compensation programs and into the assessment process to respond to changing business needs, and to take into consideration individual performance, including the relative complexity and strategic importance of specific roles.
In setting meaningful performance goals for both our annual incentive plan and PSUs, the Compensation Committee carefully considers a number of factors, including the general economic and industry climate, anticipated customer spending, projected revenue from current contracts and renewals, and deals in the pipeline. Based on these factors, a range of performance scenarios is developed. Goals are then set at the threshold, target, and maximum performance levels with the target goals aligning with the Company’s operating plan. CIRCOR strives for alignment between our PSU performance targets and our operating plan and the financial guidance we provide externally.  We believe achievement of the meaningful performance targets that result from this rigorous goal-setting process will drive long-term value creation for our investors.
To promote a collaborative culture, the Compensation Committee also considers internal pay equity in setting compensation levels for the NEOs, and we believe that managing for the achievement of operating goals increases collaboration among our executives. Attracting and retaining a team of outstanding executives with complementary skills is one of the Company's priorities.
The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee.
The Role of Management. Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Committee members can vote on decisions regarding NEO compensation.
The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Committee regarding his own compensation.
The Role of the Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has engaged Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.
The Role of Market References - Peer Group Companies. Our executive compensation program considers the compensation practices of companies with which the Company competes or could compete for executive talent. In its review of 2018 executive compensation, the Compensation Committee compared the Company’s overall compensation structure (mix of pay) and levels for the NEOs (total annual compensation, as well as each component of their total compensation) with the peer group companies.
Peer group companies generally have similar business models (e.g., multiple product lines, significant concentration of international sales, exposure to the energy sector, manufacturing operations) and are within comparable size ranges (e.g., market capitalization, revenue). For the purposes of setting 2018 compensation, and with the support of Pearl Meyer, the Compensation Committee updated the peer group (listed below) in recognition of the Company’s increased operating size and complexity following the Fluid Handling acquisition. Specifically, the Committee removed the smallest companies (based on revenue and employee headcount), which included Badger Meter, Inc., Columbus McKinnon Corporation, Kadant Inc., Lindsay Corporation and Lydall, Inc. The Committee added Actuant Corporation, Forum Energy Technologies, Inc., Rexnord Corporation, SPX Corporation, and SPX FLOW, Inc. based on business model comparability, revenue (all except Forum Energy Technologies above $1.0 billion) and market capitalization (below $3.0 billion).

Peer Group for Setting 2018 Compensation
Albany International Corp.	ESCO Technologies, Inc.	SPX FLOW, Inc.
Actuant Corporation	Forum Energy Technologies, Inc.	Standex International Corporation
Altra Industrial Motion Corp.	Mueller Water Products, Inc.	Tennant Company
Barnes Group Inc.	NN, Inc.	TriMas Corporation
Chart Industries, Inc.	Rexnord Corporation	Watts Water Technologies, Inc.
EnPro Industries, Inc.	SPX Corporation
In determining 2018 compensation for its NEOs, the Committee also considered information compiled by Pearl Meyer from the 2018 Willis Towers Watson General Industry Top Management Compensation Survey. This survey aggregated compensation data across a broad spectrum of manufacturing companies and was used to help inform the Compensation Committee regarding market executive compensation levels, particularly for positions other than the CEO, EVP and CFO, and Group Presidents.
2018 Executive Compensation In Detail
As set forth above, the principal elements of the Company’s executive compensation program consist of base salary, annual incentives, MSP, and long-term incentives.
Base Salary
NEOs’ base salaries are determined by evaluating factors such as the responsibilities and complexity of the position, the experience and performance of the individual, market data for similar roles, overall company performance, and internal equity within the Company.
At the beginning of each fiscal year, the Compensation Committee generally reviews and adjusts the base salaries for each of the Company’s executives, with any adjustments to become effective on April 1st of the fiscal year. The NEOs, except for Mr. Mehrotra, received base salary increases ranging between approximately 3% to 6%, to better align their pay with the market. Mr. Mehrotra received an increase of 26% in recognition of his expanded scope of responsibilities as President of the Industrial segment and to bring his base salary to a level more appropriately aligned with the market.
Base salaries for each NEO are shown below:

NEO	2017 Year-End Base Salary	2018 Year-End Base Salary	% Change
Scott Buckhout	$700,000	$745,000	6.4%
Rajeev Bhalla	$510,513	$526,000	3.0%
Lane Walker(1)	N/A	$410,000	N/A
Sumit Mehrotra	$270,000	$340,000	25.9%
Arjun Sharma	$270,000	$278,000	2.96%
(1) Mr. Walker joined the Company as President of the Energy segment effective as of June 4, 2018.
Annual Incentive Plan
Target Award Opportunities. The 2018 annual incentive plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 300% of target award amounts (but not more than 200% for Net Sales performance goals), depending on the financial measure. Target annual award opportunities for the NEOs are approved by the Compensation Committee and are intended to be competitive in the market in which the Company competes for talent and reflect the level of responsibility of the role. They are therefore set at or around the median for comparable positions in the market. For 2018, target award amounts, which are stated as a percentage of base salary, were as follows:

NEO	Target Award Opportunity (as % of base salary)
Scott Buckhout(1)	110%
Rajeev Bhalla	70%
Lane Walker	60%
Sumit Mehrotra	55%
Arjun Sharma	50%
(1) Mr. Buckhout’s target award opportunity increased 10% in 2018 (from 100% of base salary in 2017) to better align target total cash with the market.
Performance Measures, Weightings and Goals. Our incentive plans pay out to participants based on levels of performance against rigorous metrics established by the Board. The performance measures vary depending upon the role and responsibility of the NEO.
For 2018, annual incentive awards for Corporate NEOs (Messrs. Buckhout and Sharma) were based on the achievement of the following performance measures and weightings:

Performance Measures	Weightings
Adjusted EPS(1)	25%
Energy Score	25%
A&D Score	25%
Industrial Score	25%
(1) Adjusted EPS is defined as GAAP EPS excluding per share amounts related to intangible amortization and amortization of fair value step-ups of inventory and fixed assets from acquisitions completed after December 31, 2011, the impact of restructuring related inventory write-offs, impairment charges and special charges or gains and the associated tax impacts of these items.
For purposes of calculating each Segment Score (for Energy, A&D and Industrial), segment-specific Free Cash Flow, Net Sales and Adjusted Operating Margin (AOM) are considered.
For 2018, the annual incentive award for Mr. Mehrotra was based on the achievement of the following performance measures and weightings:

Performance Measures	Weightings
Free Cash Flow	33.3%
Net Sales	33.3%
AOM	33.3%
The table below summarizes the threshold, target, stretch and above stretch performance levels and the actual results for each performance measure for 2018. For actual performance between Threshold, Target, Stretch, and Above Stretch, bonus pool funding will be determined by linear interpolation.

Measure	Threshold	Target	Stretch	Above Stretch	Achievement
Adjusted EPS	$1.56	$2.23	$2.90	$3.57	$2.17
Energy Segment Net Sales(1)	$410.7M	$456.3M	$502.0M	N/A	$451.2M
Energy Segment Free Cash Flow	$38.1M	$54.4M	$70.7M	$87.0M	$56.2M
Energy Segment AOM	7.7%	11.0%	14.4%	17.7%	7.4%
A&D Segment Net Sales(1)	$196.5M	$218.3M	$240.2M	N/A	$237.0M
A&D Segment Free Cash Flow	$22.5M	$32.2M	$41.9M	$51.5M	$47.3M
A&D Segment AOM	10.6%	15.1%	19.7%	24.2%	15.2%
Industrial Segment Net Sales(1)	$441.2M	$490.3M	$539.3M	N/A	$487.6M
Industrial Segment Free Cash Flow	$33.9M	$48.4M	$62.9M	$77.4M	$46.2M
Industrial AOM	8.5%	12.2%	15.9%	19.5%	11.8%
(1) Net Sales are capped at 200% of target.

The above performance measures include non-GAAP financial measures and will differ from amounts shown in the Company’s financial statements. For reconciliation to the most comparable GAAP measure see Exhibit A.
Based on the outlook at the time the goals were set and with input from Pearl Meyer, the Compensation Committee concluded that these performance goals struck an appropriate balance in providing both a reasonable probability of attainment and sufficient rigor and motivation of superior performance. The Committee considered probability of achievement of different levels of performance as well as the uncertainty concerning the Company’s performance in 2018. Our track record of past payouts demonstrates that the metrics established for executives are meaningful targets that in many instances have not been met. Over the last five years, total payouts under the annual incentive plan based on corporate performance have averaged 60% of target:

Annual Incentive Plan Results. The following table shows incentives paid to the NEOs under the annual incentive plan. The plan gives the Compensation Committee discretion to consider individual performance and to adjust awards accordingly. Awards to the NEOs for 2018 were determined by formula based on Company performance relative to performance goals.

NEO	Total Target Amount	Actual Award (as a % of Target)	Actual Award (in Dollars)
Scott Buckhout	$819,500	107.16%	$878,152
Rajeev Bhalla(1)	$368,080	100.00%	$368,080
Lane Walker(2)	$142,208	100.00%	$142,206
Sumit Mehrotra	$187,000	89.46%	$167,290
Arjun Sharma	$139,050	107.16%	$149,002
Erik Wiik(3)	$106,758	66.82%	$71,335
(1) In accordance with his separation agreement, Mr. Bhalla received 100% of his annul incentive target award.
(2) Mr. Walker's target amount is prorated to cover the period between his start date, June 4, 2018, and December 31, 2018. In accordance with his new-hire agreement, Mr. Walker was guaranteed a minimum payout of his prorated target award covering the period between his date of hire (June 4, 2018) and December 31, 2018.
(3) Mr. Wiik's target amount is prorated to cover the period between January 1, 2018 and his departure date, June 1, 2018. In accordance with his separation agreement, Mr. Wiik received his prorated target award adjusted to performance.

Management Stock Purchase Plan (MSP)
As a group, the NEOs excluding Messrs. Bhalla and Wiik, who were unable to purchase RSUs through the MSP due to the timing of their departure, deferred approximately 59% of their annual incentive awards to acquire RSUs through the MSP. The following table shows elections made by our NEOs for 2018.

NEO	Percentage of Annual Cash Bonus Deferred
Scott Buckhout	50%
Rajeev Bhalla	0%
Lane Walker	25%
Sumit Mehrotra	100%
Arjun Sharma	100%
The Compensation Committee believes that the MSP has been an effective mechanism for fostering stock ownership by our executives, which promotes long-term alignment with stockholder value creation. The Compensation Committee also believes it has proven to be an effective retention vehicle. Departing executives, under certain conditions, will lose the benefits associated with the discounted purchase price of such awards, as well as any further appreciation in stock price and accrued dividends.
Long-Term Incentive Awards
Long-term incentives (LTI) are intended to provide executives with a continuing stake in the long-term success of the Company and to align their interests with those of stockholders. LTI awards are also used to attract, retain and motivate executives responsible for the Company’s long-term success.
The Compensation Committee evaluates the LTI program annually relative to its objectives as well as practices within the Peer Group Companies. The 2018 program included a combination of PSUs, stock options and time-based RSUs. The Committee believes that using different types of awards provides balance to the Company’s LTI program and mitigates risk.
Target LTI awarded to each of our NEOs in 2018 was expressed in dollar amounts based on grant date fair value and vary based on consideration of factors such as role, level of responsibility, performance and past award history:

NEO	PSUs(5)	Stock Options(6)	RSUs(5)	Total Value
Scott Buckhout (1)	$1,200,000	$1,450,000	$0	$2,650,000
Rajeev Bhalla (2)	$322,000	$161,000	$261,000	$744,000
Lane Walker (3)	N/A	N/A	N/A	N/A
Sumit Mehrotra	$100,000	$50,000	$50,000	$200,000
Arjun Sharma (4)	$81,000	$40,500	$140,500	$262,000
(1) Mr. Buckhout received $1,200,000 PSUs and $1,200,000 stock options as part of his regular LTI plus an additional $250,000 in stock options in recognition of the Fluid Handling acquisition.

(2) Mr. Bhalla received $322,000 in PSUs, $161,000 in stock options, and $161,000 in RSUs as part of his regular LTI plus an additional $100,000 in RSUs in recognition of the Fluid Handling acquisition. Mr. Bhalla forfeited each of these awards when he left the Company.

(3) Mr. Walker did not receive a regular,"annual" equity award under the LTI program. Rather, in conjunction with his new hire arrangement, he received a one-time, new-hire grant of RSUs with a grant date fair market value of $450,000. The number of units for this award was determined based on the closing price of our Common Stock on the previous trading day before the grant date of June 4, 2018. This award will vest 1/3 per year on each anniversary of the grant date.

(4) Mr. Sharma received $81,000 PSUs, $40,500 stock options, and $40,500 RSUs as part of his regular LTI plus an additional $100,000 in RSUs in recognition of the Fluid Handling acquisition.

(5) Award amounts for PSUs and RSUs were determined based on the closing price of our Common Stock on the previous trading day before the grant date of March 5, 2018 for all the NEOs other than Mr. Walker.

(6) Individual share award amounts were calculated based on Black-Scholes values.

The 2018 LTI program is outlined in the table below:

Equity Vehicle	Weight	Payout	Metric	Performance Period	Vesting
PSUs	50%	Below Threshold: 0% of Target Threshold: 0.01% of Target Target: 100% of Target Stretch: 200% of Target	Adjusted ROIC: 50% AOM: 50%	2018-2020	Vesting at end of three-year performance period
Stock Options	25%	100%	N/A	N/A	Vests 1/3 Annually; seven-year term
RSUs	25%	100%	N/A	N/A	Vests 1/3 annually

A Closer Look at PSUs. The value of the actual PSUs awards granted in 2018 are based on performance over three years (January 1, 2018 - December 31, 2020). For each performance year in the three-year performance period, cumulative goals are set for each performance metric. Performance is assessed at the end of each year and shares are earned based on performance against the respective cumulative goal. Shares become fully vested after the end of the three-year performance period.
The PSUs will be earned only if pre-established financial goals are met. No PSUs will be earned if performance falls below threshold and maximum units will be capped at 200% of target.
The following table outlines our performance targets and degree of achievement for our PSUs granted in 2016, for which the performance goals consisted of Fiscal Year 2016 - 2018 Average Adjusted ROIC and Fiscal Year 2016 - 2018 Average AOM, each weighted 50%.

Performance Measures	Performance Range			Actual Performance	Payout Factor	Shares Earned and Vested (as a % of Target)
	Threshold	Target	Maximum
Fiscal Year 2016 - 2018 Average Adjusted ROIC	8.0%	10.0%	12.0%	5.7%	0%	0%
Fiscal Year 2016 - 2018 Average AOM	8.4%	9.4%	10.4%	7.7%	0%	0%
Long-Term Incentive Granting Practices
Most LTI awards are granted at the time of the annual grant in the first quarter of the year, although awards may be granted as part of the hiring process or in connection with a change in responsibility. Annual LTI grants are approved at a specified, regularly scheduled meeting of the Compensation Committee. The Compensation Committee approves the type and number of awards to be granted and the performance criteria for PSUs.
LTI awards granted during the year have a grant date no earlier than the date of approval. Grants that require the approval of the Compensation Committee are typically reviewed and approved at a regularly scheduled Compensation Committee meeting or by written consent in advance of the individual’s employment commencement or promotion date. For these awards, the grant date is the date of the meeting if the individual receiving the grant has already commenced employment. If the individual has not yet commenced employment, the date of grant is the business day following the individual’s first day of employment.

Other Executive Compensation Practices & Policies
Stock Ownership Guidelines
To further align the interests of the executive officers of the Company with the interests of the stockholders, the Company has adopted Stock Ownership Guidelines for executive officers. These guidelines establish an expectation that, within a five-year period, each NEO shall achieve and maintain an equity interest in the Company at least equal to a specified multiple of such individual's annual base salary. The applicable multiples are as follows:

Position	Target
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Other NEOs	2x annual base salary
In calculating an individual's equity interest, credit is given for (i) the value of actual shares of Common Stock owned beneficially, (ii) the before-tax value of all vested stock options, and (iii) the before-tax value of all outstanding RSU awards (including those which the individual has received in lieu of bonus compensation). The calculation of an individual's equity interest, however, does not include the value of any outstanding equity awards subject to risk of forfeiture by virtue of performance.
An annual review is conducted by our Nominating and Corporate Governance Committee to assess compliance with the guidelines. As of February 26, 2019, our NEO's met their applicable ownership guidelines, or, for NEO's who have been with the Company for less than five years, were on track to achieve their ownership guidelines by the applicable target compliance date.
Clawback Policy
Under our clawback policy, if our Board of Directors determines that an officer engaged in fraud or willful misconduct that resulted in a restatement of the Company’s financial results, then the Board may review all performance-based compensation awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected by the restatement. If, in the view of our Board of Directors, the performance-based compensation would have been lower if it had been based on the restated financial results, the Board of Directors may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.
Insider Trading, Anti-Hedging & Anti-Pledging Policies
We maintain an insider trading policy which prohibits hedging the economic risk of ownership of our stock. No person who is considered an "insider" of the Company, which includes each of our NEOs and directors, may directly or indirectly sell any securities of the Company that are not owned by the person at the time of the sale (short sale). Such persons also may not purchase or sell puts, calls, options or other derivative instruments in respect of our securities at any time without the approval of the Company’s Clearance Officer. We also do not allow officers or directors to pledge Company stock.
Risk Assessment and Mitigation of Compensation Policies and Practices
The Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Pearl Meyer. In addition, our Compensation Committee asked Pearl Meyer to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Other Benefits
The Company maintains a defined contribution 401(k) plan in which substantially all of our U.S. employees, including our NEOs, are eligible to participate. We also maintain a nonqualified deferred compensation plan to provide benefits, at the company’s discretion, that would otherwise be provided under the qualified 401(k) plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). While historically the Company has made a matching contribution to the excess 401(k) plan, no matching contribution was made in 2018. Additionally, although the Company typically makes a discretionary contribution on behalf of each participant equal to a percentage of the participant’s compensation during the recently concluded fiscal year (regardless of whether the participant contributes to the plan), no discretionary contribution was made in 2018.
We also provide our NEOs with a limited number of perquisites as part of their compensation arrangements, which we consider to be reasonable and consistent with competitive practice. These perquisites include annual car allowances and financial counseling/tax preparation services, which, in total, comprise a de minimis part of the NEO's target total direct compensation.
In order to attract and retain key executives, the Company has entered into severance and change of control agreements with our executive officers.
The agreements are intended to support management continuity and align with market practice. The change of control agreements are intended to maintain focus on stockholder value creation in the event of an actual or threatened change of control. Pursuant to Company policy, the Company does not provide tax gross-ups in connection with any compensatory arrangements. As a result, we do not have any change of control agreements that provide for tax gross-ups. More detail is provided below in Severance and Other Benefits upon Termination of Employment or Change of Control.
Deductibility of Executive Compensation
Section 162(m) of the Code (Section 162(m)) generally disallows a tax deduction to public companies for compensation paid in excess of $1 million for any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain "grandfathered" arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). While the Company’s stockholder approved incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption will no longer be available for future tax years (other than with respect to certain "grandfathered" arrangements as noted above). In addition, while the Compensation Committee intended that certain incentive awards granted to our NEOs on or prior to November 2, 2017 be deductible as "performance-based compensation" and has assessed the possibility that certain awards will be grandfathered from the changes made by the Tax Cuts and Jobs Act, it cannot guarantee that result. The Committee has taken the potential impact of the Tax Cuts and Jobs Act into consideration when approving payout amounts for performance periods ending on December 31, 2018. The Committee expects in the future to authorize compensation in excess of $1 million to NEO's that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its stockholders.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION AND
OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS

The following sections provide a summary of cash and certain other amounts earned by the NEOs in Fiscal Year 2018 (and the preceding two fiscal years). Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the NEOs for Fiscal Year 2018. We encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis above.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation($) (6)	Total ($) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Scott Buckhout President and Chief Executive Officer	2018	732,885	—	1,416,261	1,450,000	878,152	15,361	4,492,659
	2017	676,539	—	1,182,692	1,080,000	297,850	14,267	3,251,348
	2016	664,250	—	1,093,184	952,500	408,045	16,251	3,134,230
Rajeev Bhalla (8) Executive Vice President, Chief Financial Officer	2018	521,705	—	583,000	161,000	—	918,183	2,183,888
	2017	499,075	50,000	341,904	272,000	202,056	22,131	1,387,166
	2016	493,027	—	481,814	375,852	211,459	21,846	1,583,998
Sumit Mehrotra President, Industrial Group	2018	323,846	—	228,681	50,000	167,290	517,725	1,287,542
	2017	270,000	—	115,678	74,500	93,110	136,818	690,106
	2016	233,095	—	110,485	50,000	56,859	77,878	528,317
Lane Walker President, Energy Group	2018	220,769	170,000	467,510	0	142,206	60,533	1,061,018
Arjun Sharma Senior Vice President, Business Development	2018	275,919	—	294,889	40,500	149,002	20,847	781,157
	2017	270,000	50,000	167,919	65,000	107,443	14,746	675,108
	2016	229,922	—	172,431	100,083	65,676	18,782	586,894
Erik Wiik (9) Former President, Energy Group	2018	194,222	—	115,500	38,500	—	540,029	888,251
	2017	411,892	—	114,278	102,500	47,825	20,512	697,007
	2016	407,308	—	165,779	100,000	145,283	20,160	838,530

(1)
Reflects sign-on bonus payment for Mr. Walker. For each of Mr. Bhalla and Mr. Sharma, in addition to the base bonus payment amount calculated under the bonus plan, also reflects a bonus award of $50,000 under the plan in recognition of extraordinary contributions associated with the Fluid Handling acquisition.

(2)
Reflects the grant date fair value of performance-based restricted stock units (PSUs), the grant date fair value of time-based restricted stock units (Time RSUs), and the grant date fair value of the 33% discount on restricted stock units (MSP RSUs) purchased under our Management Stock Purchase Plan (MSP) determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For PSUs and Time RSUs, a discussion of the assumptions used in calculating the amounts in this column may be found in Note 11 ("Share-Based Compensation") to our audited consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2019. For MSP RSUs, the grant date fair value of the discount purchased by each of our NEOs on March 4, 2019 was based on a 33% discount from the closing price of our Common Stock on March 1, 2019 (the date preceding our annual grant). The 2018 grant date fair values of PSUs and MSP RSUs granted to each of our NEOs are shown in the table below:

NEO	Grant Date Fair Value of PSUs	Grant Date Fair Value of MSP RSUs	Grant Date Fair Value of Time RSUs	Total
Scott Buckhout.....................................................	$1,200,000	$216,261	$—	$1,416,261
Rajeev Bhalla.......................................................	$322,000	$—	$261,000	$583,000
Sumit Mehrotra....................................................	$100,000	$78,681	$50,000	$228,681
Lane Walker.........................................................	$—	$17,510	$450,000	$467,510
Arjun Sharma.......................................................	$81,000	$73,389	$140,500	$294,889
Erik Wiik..............................................................	$77,000	$—	$38,500	$115,500

(3)
Included in this column is the fair value of the target number of PSUs granted to each NEO, which we consider to be the probable outcome of the performance conditions as of the grant date. The following table shows for each NEO the grant date fair value of the target number of PSUs granted to each such officer that is included in the Summary Compensation Table and the grant date fair value of the maximum number of PSUs. Since Mr. Walker did not join the Company until June 2018, he was not granted any PSUs in 2018. Since Messrs. Bhalla and Wiik departed the Company during 2018, their PSUs were forfeited.

NEO	Target Number of PSUs	Grant Date Fair Value of Target Number of Performance RSUs	Maximum Number of PSUs	Grant Date Fair Value of Maximum Number of Performance RSUs
Scott Buckhout..........................	28,156	$1,200,000	56,312	$2,400,000
Rajeev Bhalla............................	7,556	$322,000	15,112	$644,000
Sumit Mehrotra.........................	2,347	$100,000	4,694	$200,000
Lane Walker...............................	—	$—	—	$—
Arjun Sharma............................	1,901	$81,000	3,802	$162,000
Erik Wiik...................................	1,807	$77,000	3,614	$154,000

The target value of PSUs awarded in 2018 is earned if our Average ROIC and AOM goals are achieved for the three-year average of fiscal years 2018-2020, as described in "Long Term Equity Incentives" in "Compensation Discussion and Analysis". The maximum value of PSUs is two times the Target value, as described above in "Long Term Equity Incentives" in "Compensation Discussion and Analysis". Maximum value of Performance RSUs is earned if our actual average adjusted ROIC and average AOM achievement exceeds the maximum percentages set by the Compensation Committee for the three-year average of fiscal years 2018-2020.

(4)
Reflects the aggregate grant date fair value of stock options granted under the Equity Incentive Plan. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 ("Share-Based Compensation") to the Company's audited consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2019. The stock options granted in Fiscal Year 2018 were granted on March 5, 2018 whereas the 2017 and 2016 stock option awards were granted on February 27, 2017 and February 23, 2016, respectively.

(5)
Reflects the amounts earned under our annual cash bonus plan by each NEO, whether received in cash or restricted stock units (RSUs). Our NEOs elected to use all or a portion of their annual cash incentive to purchase RSUs under our MSP. The number of MSP RSUs purchased by each NEO is as follows:

NEO	Year	Percentage of Annual Incentive Used to Purchase RSUs	Amount of Bonus for Year	Amount of Bonus Used to Purchase RSUs	Number of Purchased RSUs
Scott Buckhout	2018	50%	$878,152	$439,076	19,486
	2017	70%	$297,850	$208,495	7,301
	2016	70%	$408,045	$285,632	6,989
Rajeev Bhalla	2018	—%	$368,080	$0	—
	2017	20%	$202,056	$40,411	1,415
	2016	20%	$211,459	$42,292	1,034
Sumit Mehrotra	2018	100%	$167,290	$167,290	7,089
	2017	100%	$93,110	$93,110	3,209
	2016	100%	$56,859	$51,742	1,266
Lane Walker	2018	25%	$142,206	$35,552	1,577
Arjun Sharma	2018	100%	$149,002	$149,002	6,612
	2017	100%	$107,443	$107,443	3,762
	2016	100%	$65,676	$65,676	1,607
Erik Wiik	2018	—%	$71,335	$0	—
	2017	50%	$47,825	$23,913	837
	2016	50%	$145,283	$72,642	1,777

Under our MSP, the purchase price for RSUs is 67% of the closing price of our Common Stock on the business day prior to the date of grant. The grant date fair value of the 33% discount is referred to as MSP RSUs, and the MSP RSUs have been included under the Stock Awards column as additional compensation to the NEOs. The total number of RSUs purchased was determined by dividing the dollar amount of bonus used in the above table by $22.53 for 2018, $42.62 for 2017, and $40.86 for 2016, which is 67% of the closing price of our Common Stock on March 1, 2019, March 2, 2018, and February 24, 2017, respectively. The actual number of RSUs purchased under the MSP may be reduced to pay for tax withholding.

(6)	See "2018 All Other Compensation Table" for specific items in this category.
(7)	The amounts in this column reflect the total of the following columns: Salary, Bonus Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, and All Other Compensation.
(8)
Mr. Bhalla served as Executive Vice President, Chief Financial Officer from December 2, 2013 to December 31, 2018. The equity awards granted to Mr. Bhalla and disclosed in the Summary Compensation Table have been forfeited.

(9)	Mr. Wiik served as President, Energy Group from March 5, 2015 to June 1, 2018. The equity awards granted to Mr. Wiik and disclosed in the Summary Compensation Table have been forfeited.

2018 All Other Compensation Table

Name	Perquisites and Other Personal Benefits ($) (1)	Tax Preparation and Financial Planning ($)	Insurance Premiums ($) (2)	Severance Payment ($) (3)	Relocation Payments ($) (4)	Payments Relating to Employee Savings Plan ($) (5)	Other ($) (6)	Total ($)
Scott Buckhout......................	—	1,275	1,346	—	—	6,875	5,865	15,361
Rajeev Bhalla........................	12,000	1,950	2,426	893,908	—	6,875	1,024	918,183
Lane Walker..........................	6,462	—	897	—	48,680	4,494	0	60,533
Sumit Mehrotra......................	8,400	3,312	644	—	498,894	5,322	1,153	517,725
Arjun Sharma........................	8,400	5,392	644	—	—	5,347	1,064	20,847
Erik Wiik...............................	5,538	0	1,120	495,808	—	4,608	32,955	540,029

(1)	The amounts shown in this column reflect each NEO's annual car allowance.
(2)	The amounts shown in this column reflect group term life insurance premiums paid on behalf of each NEO.
(3)
The amounts shown in this column reflect lump sum payments to Messrs. Bhalla and Wiik totaling $893,908 and $495,808, respectively. Mr. Bhalla's lump sum payment was equal to his base salary of $525,828 plus his target bonus of $368,080 whereas Mr. Wiik's lump sum payment was equal to his base salary of $424,473 plus a pro-rated bonus of $71,335.

(4)	The amounts shown in this column reflect taxable relocation payments paid on behalf of Messrs. Walker and Mehrotra in the amounts of $48,680 and $498,894, respectively.
(5)	The amounts shown in this column reflect Company matching contributions to each NEO's 401(k) savings account of up to 4.0% of base pay subject to the limits imposed by IRS regulations.
(6)
The amounts shown in this column with respect to Messrs. Buckhout, Bhalla, Mehrotra and Sharma reflect dividend equivalents paid on vested RSUs. The amount shown in this column with respect to Mr. Wiik reflects dividend equivalents paid on vested RSUs of $596, a lump sum payment of $31,411 for the vacation balance due upon termination and a non-qualified compensation contribution of $948.

2018 Grants of Plan-Based Awards

The following table summarizes the grant of plan-based awards made to our NEOs in 2018.

Name	Type of Award (1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Prices of Option Awards ($ / Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
				Thresh-hold ($)	Target ($)	Maxi-mum ($)	Thresh-hold (#)	Target (#)	Maxi-mum (#)
(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Scott Buckhout	Option	03/05/18	02/07/18	—	—	—	—	—	—	—	98,775	42.62	1,450,000
	PSU	03/05/18	02/07/18	—	—	—	12,000	28,156	56,312	—	—	—	1,200,000
	AIP			4,900	490,000	1,470,000	—	—	—	—	—	—	—
Rajeev Bhalla	Option	03/05/18	02/07/18	—	—	—	—	—	—	—	10,968	42.62	161,000
	PSU	03/05/18	02/07/18	—	—	—	3,220	7,556	15,112	—	—	—	322,000
	AIP			715	71,472	214,416	—	—	—	—	—	—	—
	Time RSU	03/05/18	02/07/18	—	—	—	—	—	—	7,556	—	—	261,000
Sumit Mehrotra	Option	03/05/18	02/07/18	—	—	—	—	—	—	—	3,408	42.62	50,000
	PSU	03/05/18	02/07/18	—	—	—	1,000	2,347	4,694	—	—	—	100,000
	AIP			1,215	121,500	321,975	—	—	—	—	—	—	—
	Time RSU	03/05/18	02/07/18	—	—	—	—	—	—	1,176	—	—	50,000
Lane Walker	Time RSU	06/04/18	05/15/18	—	—	—	—	—	—	9,222	—	—	450,000
Arjun Sharma	Option	03/05/18	02/07/18	—	—	—	—	—	—	—	2,760	42.62	40,500
	PSU	03/05/18	02/07/18	—	—	—	810	1,901	3,802	—	—	—	81,000
	AIP			1,350	135,000	405,000	—	—	—	—	—	—	—
	Time RSU	03/05/18	02/07/18	—	—	—	—	—	—	3,300	—	—	140,500
Erik Wiik	Option	03/05/18	02/07/18	—	—	—	—	—	—	—	2,625	42.62	38,500
	PSU	03/05/18	02/07/18	—	—	—	770	1,807	3,614	—	—	—	77,000
	AIP			1,255	125,460	376,380	—	—	—	—	—	—	—
	Time RSU	03/05/18	02/07/18	—	—	—	—	—	—	906	—	—	38,500

(1)	Type of Award:
Option = Stock option subject to time-based vesting
PSU = RSU award subject to performance conditions
AIP = Cash award subject to performance conditions under the annual incentive plan
Time RSU = RSU award subject to time-based vesting only
Each of these Option and PSU awards was granted under our LTI plan. See Summary Compensation Table and the footnotes thereto for additional information on these types of awards.
(2)
The amounts in these columns indicate the threshold, target and maximum performance bonus amounts payable under our annual incentive plan prior to deducting any amounts the NEO elected to use to purchase RSUs under the MSP. Each of our NEOs, other than Mr. Bhalla, elected to use a portion of his annual incentive bonus to purchase RSUs under our MSP in Fiscal Year 2018. See footnote (5) to the "Summary Compensation Table" for a description of the actual amount of annual bonus earned by each of the NEOs for Fiscal Year 2018, the amount of each NEO's bonus that was used to purchase MSP RSUs, and the number of purchased MSP RSUs. The potential bonus amounts payable under the annual incentive plan are based on the achievement of specific financial performance metrics. The NEOs would receive a bonus payout equal to 0.1% of their target bonus at the threshold level of performance and 200% or 300% (depending on the performance metric) of their target bonus at the maximum level of performance. If none of the threshold performance metrics are met, no bonus would be payable to the NEOs under the annual incentive plan.

(3)
The amounts in these columns indicate the threshold, target and maximum number of shares that the NEO could receive if an award payout is achieved under the PSUs. These potential share amounts are based on achievement of specific performance goals. The NEO would receive 0.1% of the target number of shares at the threshold level of performance and 200% of the target number of shares at the maximum level of performance. If none of the threshold performance targets are met, then our NEOs will not receive any shares.

(4)
The exercise price of Options is equal to the closing price of our Common Stock on the business day before the grant date. For more details, see footnote (3) under Outstanding Equity Awards at 2018 Fiscal Year-End.

(5)
The amounts in this column reflect the aggregate grant date fair values of the PSUs reflected in column (g) calculated in accordance with accounting guidance, as well as the aggregate fair value of the Option awards reflected in column (j) as determined using the Black Scholes option pricing model.

Outstanding Equity Awards at 2018
Fiscal Year-End

		Option Awards					Stock Awards
Name	Type of Award (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Equity Incentive Plan Awards: Number of Securities Underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Scott Buckhout	Perf Option	150,000 (4)	—	—	41.17	4/09/2023	4/09/2013	—	—	—	—
	Perf Option	—	—	100,000 (5)	70.42	3/05/2024	3/05/2014	—	—	—	—
	Option	39,141	—	—	51.84	2/23/2022	2/23/2015	—	—	—	—
	Option	53,318	26,659	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	18,596	37,192	—	60.99	2/27/2024	2/27/2017	—	—	—	—
	Option	—	98,775	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	PSU	—	—	—	—	—	2/23/2016	—	—	24,493	521,701 (7)
	MSP RSU	—	—	—	—	—	2/23/2016	249	5,304 (6)	—	—
	PSU	—	—	—	—	—	2/27/2017	—	—	17,708	377,180 (8)
	MSP RSU	—	—	—	—	—	2/27/2017	6,989	148,866 (6)	—	—
	PSU	—	—	—	—	—	3/05/2018	—	—	28,156	599,723 (9)
	MSP RSU	—	—	—	—	—	3/05/2018	7,301	155,511 (6)	—	—
Rajeev Bhalla	Option	11,901	—	—	71.56	3/31/2019	3/03/2014	—	—	—	—
	Option	22,368	—	—	51.84	3/31/2019	2/23/2015	—	—	—	—
	Option	21,040	—	—	38.89	3/31/2019	2/23/2016	—	—	—	—
	Option	5,545	—	—	60.99	3/31/2019	2/27/2017	—	—	—	—
Sumit Mehrotra	Option	984	—	—	71.56	3/03/2021	3/03/2014	—	—	—	—
	Option	1,959	—	—	51.84	2/23/2022	2/23/2015	—	—	—	—
	Option	2,800	1,400	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	1,283	2,566	—	60.99	2/27/2024	2/27/2017	—	—	—	—
	Option	—	3,408	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	Time RSU	—	—	—	—	—	2/23/2016	729	15,528 (10)	—	—
	MSP RSU	—	—	—	—	—	2/23/2016	42	895 (6)	—	—
	PSU	—	—	—	—	—	2/27/2017	—	—	1,222	26,029 (8)
	MSP RSU	—	—	—	—	—	2/27/2017	1,266	26,966 (6)	—	—
	PSU	—	—	—	—	—	3/05/2018	—	—	2,347	49,991 (9)
	MSP RSU	—	—	—	—	—	3/05/2018	3,209	68,352 (6)	—	—
	Time RSU	—	—	—	—	—	3/05/2018	1,176	25,049 (10)	—	—
Lane Walker	Time RSU	—	—	—	—	—	6/04/2018	9,222	196,429 (10)	—	—
Arjun Sharma	Option	3,212	—	—	39.00	2/28/2021	2/28/2011	—	—	—	—
	Option	2,799	—	—	32.76	3/05/2022	3/05/2012	—	—	—	—
	Option	3,168	—	—	71.56	3/03/2021	3/03/2014	—	—	—	—
	Option	3,663	0	—	51.84	2/23/2022	2/23/2015	—	—	—	—
	Option	5,604	2,802	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	1,981	3,962	—	60.99	2/27/2024	2/27/2017	—	—	—	—
	Option	—	2,760	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	PSU	—	—		—	—	2/23/2016	—	—	2,574	54,826 (7)
	MSP RSU	—	—		—	—	2/23/2016	54	1,150 (6)	—	—
	Time RSU	—	—		—	—	2/23/2016	343	7,306 (10)	—	—
	PSU	—	—		—	—	2/27/2017	—	—	1,886	40,172 (8)
	MSP RSU	—	—		—	—	2/27/2017	1,607	34,229 (6)	—	—
	PSU	—	—		—	—	3/05/2018	—	—	1,901	40,491 (9)
	MSP RSU	—	—		—	—	3/05/2018	3,762	80,131 (6)	—	—
	Time RSU	—	—		—	—	3/05/2018	3,300	70,290 (10)	—	—

(1)	Type of Award:
Time RSU = RSU award subject to time-based vesting only
PSU = RSU award subject to performance conditions
Perf Option = Inducement stock option subject to a service period and a market vesting condition
Option = Stock option subject to time-based vesting
MSP RSU = MSP RSU awards subject to performance conditions under Management Stock Purchase Plan

With the exception of the Perf Option awards to Mr. Buckhout on April 9, 2013 (which were granted as special inducement awards under the NYSE regulations), each of these RSU and option awards was granted under our Equity Incentive Plan.

(2)
The stock options listed in this column were granted pursuant to our Equity Incentive Plan. The stock option grant on February 28, 2011 vested three years from such date and has a ten-year term. The stock option grants on March 5, 2012 vested ratably 33% per year generally beginning on the first anniversary from such date and have a ten-year term. The stock option grants on March 3, 2014, February 23, 2015, February 23, 2016, February 27, 2017, and March 5, 2018 vest ratably 33% per year generally beginning on the first anniversary from such date and have a seven-year term.

(3)
The amounts shown in these columns reflect the market value of unvested RSUs calculated by multiplying the number of such unvested RSUs by $21.30, the closing price of our Common Stock on December 31, 2018.

(4)
On April 9, 2013, an inducement stock option award of 200,000 shares was granted to Mr. Buckhout with an exercise price of $41.17 per share. This inducement stock option award was granted pursuant to the inducement award exemption under Section 303A.08 of the NYSE Listed Company Manual. This stock option award includes both a service period and a market vesting condition. In 2014, certain of these targets were achieved and 150,000 shares vested and remain exercisable. The remaining 50,000 shares were canceled during 2018 due to lack of performance achievement.

(5)
On March 5, 2014, Mr. Buckhout received a stock option award that includes both a service period and a market vesting condition. The stock options will vest if the following stock price targets are met based on the stock closing at or above these targets for 60 consecutive trading days: $87.50 (25,000 cumulative vested shares); $100.00 (50,000 cumulative vested shares); $112.50 (75,000 cumulative vested shares); $125.00 (100,000 cumulative vested shares). Vested options may be exercised 25% at the time of vesting, 50% one year from the date of vesting and 100% two years from the date of vesting and have a ten-year term but to the extent that the market conditions (stock price targets shown above) are not met within five years from the grant date, these options will not vest and will forfeit.

(6)
The amounts reflect the unvested portion of MSP RSUs pursuant to the MSP provisions allowing executives to receive MSP RSUs in lieu of a specified percentage or dollar amount of their annual incentive cash bonus. Such MSP RSUs vest in whole on the date that is three years from the date of the grant, provided that the NEO is then employed with the Company, at which time they convert into shares of Common Stock and are issued to the executive unless the executive has selected a longer deferral period. For example, awards with a grant date of March 5, 2018 vest on March 5, 2021.

(7)
The amounts reflect the unvested portion of long-term grants in the form of PSUs pursuant to our Equity Incentive Plan. Such grants are subject to financial performance conditions for the three years ended December 31, 2016 through December 31, 2018 and reflect the target amount of the award.

(8)
The amounts reflect the unvested portion of long-term grants in the form of PSUs pursuant to our Equity Incentive Plan. Such grants are subject to financial performance conditions for the three years ended December 31, 2017 through December 31, 2019 and reflect the target amount of the award.

(9)
The amounts reflect the unvested portion of long-term grants in the form of PSUs pursuant to our Equity Incentive Plan. Such grants are subject to financial performance conditions for the three years ended December 31, 2018 through December 31, 2020 and reflect the target amount of the award.

(10)
The amounts reflect the unvested portion of long-term incentive grants in the form of Time RSUs pursuant to our Equity Incentive Plan. Such grants generally vest ratably over a three-year period, beginning on the first anniversary of the date of grant, subject to any longer deferral period selected by the executive.

2018 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Scott Buckhout (3)	—	—	13,033	645,915
Rajeev Bhalla (4)	—	—	2,518	124,792
Sumit Mehrotra (5)	—	—	2,806	139,065
Lane Walker (6)	—	—	0	0
Arjun Sharma (7)	—	—	2,513	123,220
Erik Wiik (8)	5,598	32,813	2,747	107,149

(1)
With respect to shares acquired upon vesting of RSUs, NEOs have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. In certain cases, the actual receipt of shares underlying vested RSUs may have been deferred pursuant to a previous election made by the NEO. This table reports the number of shares vested regardless of whether distribution actually was made.

(2)
The amounts shown in this column reflect the value realized upon vesting of Time RSUs, PSUs, and MSP RSUs as follows: (i) for Time RSUs and PSUs, the value realized upon vesting is determined by multiplying the number of RSUs vested (prior to withholding of any shares to pay associated income taxes) and the closing price of our Common Stock on the day prior to vesting and (ii) for MSP RSUs, the value realized upon vesting is determined by multiplying (a) the number of MSP RSUs vested (prior to withholding of any shares to pay associated income taxes) and (b) the difference between the closing price of our Common Stock on the day prior to vesting and the purchase price of the MSP RSUs.

(3)	Mr. Buckhout had 13,033 MSP RSUs vest on February 23, 2018 with a price of $49.56.
(4)	Mr. Bhalla had 1,788 MSP RSUs and 730 Time RSUs vest on February 23, 2018 with a price of $49.56.
(5)	Mr. Mehrotra had 1,851 MSP RSUs and 955 Time RSUs vest on February 23, 2018 with a price of $49.56.
(6)	Mr. Walker joined CIRCOR on June 4, 2018 and had no options or stock awards vest during 2018.
(7)
Mr. Sharma had Time RSUs and MSP RSUs vest during 2018 as follows: 1,964 MSP RSUs and 343 Time RSUs with a price of $49.56 on February 23, 2018, and 206 Time RSUs with a price of $43.13 on July 30, 2018.

(8)
Mr. Wiik had Time RSUs and MSP RSUs vest during 2018 as follows: 258 Time RSUs with a price of $49.56 on February 23, 2018, 1,258 RSUs with a price of $42.62 on March 5, 2018, and 1,231 MSP RSUs with a price of $33.10 on December 3, 2018.

2018 Nonqualified Deferred Compensation

In 2007, we implemented a nonqualified 401(k) excess plan to provide benefits that would have otherwise been provided to participants in our 401(k) plan but for the imposition of certain maximum statutory limits imposed on qualified plans, such as annual limits on eligible pay and contributions. Effective August 27, 2018, the Company changed its 401(k) matching contribution on behalf of each participant from 50% of the first 5% of compensation contributed to the plan by the participant to 100% of the first 4% of compensation contributed to the plan by the participant. In addition, under the 401(k) plan, the Company has the option to make core contributions on behalf of each participant (regardless of whether the participant contributes to the plan). The Company also may, in its discretion, make the same contributions to the nonqualified 401(k) excess plan but only with respect to compensation in excess of the annual limit on eligible pay. In 2018, the Company elected not to make core contributions to the 401(k) plan or the nonqualified 401(k) excess plan. Any contribution credits that we provide to participants under the nonqualified 401(k) plan are invested, at the discretion of plan participants, in one or more mutual funds selected by the plan participants. The same mutual funds that we make available under our 401(k) plan are also available under the nonqualified 401(k) excess plan and there are no minimum or guaranteed rates of return to the participants on such investments. Distributions from the nonqualified 401(k) excess plan are made in a lump sum in connection with a participant's separation from service.
As discussed above, our MSP allows our NEOs to defer the payment of their annual incentive compensation in the form of RSUs. We also permit the grantees of our RSUs to defer the settlement of RSUs beyond the vesting date. The deferral period is a stated period of years selected in advance by the grantee. In general, if the grantee's employment terminates before the end of the deferral period for reasons other than retirement, the RSUs will be settled in shares of our Common Stock upon termination of employment. If the grantee retires before the end of the deferral period, the RSUs will be settled in shares of our Common Stock at the end of the deferral period. During the deferral period, any dividends that would otherwise be paid on the deferred RSUs accumulate in cash and will be paid out at the same time that the deferred RSUs are settled.
Under either deferred compensation arrangement, if distribution is made on account of separation from service, the distribution will be delayed by six months if the participant is considered a specified employee within the meaning of Section 409A of the Internal Revenue Code.

The following table outlines employee and employer contributions to each deferred compensation arrangement for Fiscal Year 2018. The table also includes earnings or losses during Fiscal Year 2018, and the aggregate balances as of December 31, 2018.

2018 Nonqualified Deferred Compensation

Name (a)	Item	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings/(Loss) in Last FY ($) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE ($) (f) (1)
Scott Buckhout	Excess 401K	—	—	(1,037)	—	35,267
Rajeev Bhalla	Excess 401K	—	—	(499)	—	16,974
Sumit Mehrotra	Excess 401K	—	—	(106)	—	1,141
Lane Walker	Excess 401K	—	—	—	—	—
Arjun Sharma	Excess 401K	—	—	(312)	—	10,600
Erik Wiik	Excess 401K	—	—	(12)	—	—

(1)	These amounts include employer contributions that have been reflected in the Summary Compensation Table in prior years' proxy statements and all earnings on such contributions.

SEVERANCE AND OTHER BENEFITS UPON
TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

To achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide our executive officers with severance and change of control protections that are competitive with the protections offered by our Peer Group Companies. Offering our executive officers these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, assists us in recruiting and motivating executive officers, provides for a clear and consistent approach to managing involuntary departures with mutually understood separation benefits, and aligns with market practice. The following section describes our severance and change of control agreements for our NEOs employed with us at year end along with estimated payments if their employment had terminated with us as of December 31, 2018. Actual severance benefits provided to Mr. Bhalla and Mr. Wiik are set forth in the Summary Compensation Table.

Severance Agreements

Each of Messrs. Buckhout, Mehrotra, Walker, and Sharma have entered into an agreement providing severance benefits if he resigns from the Company for good reason or the Company terminates him other than for cause (the "Severance Agreements"). In such circumstances, Mr. Buckhout's Severance Agreement entitles him to a lump sum payment equal to (i) his then-current base salary and (ii) his target annual incentive compensation in effect during the fiscal year in which the termination occurs. In the same circumstances, each of Messrs. Mehrotra's, Walker's, and Sharma's Severance Agreement entitles him to a lump sum payment equal to his then-current base salary and annual incentive compensation for the fiscal year in which the termination occurs, to the extent that performance goals are met for that year, prorated based on the date of resignation or termination.

In addition, the severance benefit for Mr. Buckhout includes the Company continuing to pay for medical coverage (if COBRA coverage is elected) in the same proportion it did on the date of termination for up to 18 months following termination. The severance benefit for Messrs. Mehrotra, Walker, and Sharma includes the Company continuing to pay for medical coverage (if COBRA coverage is elected) in the same proportion it did on the date of termination for up to one year following termination.

To receive the benefits described above, each such NEO must execute a general release of claims in a manner satisfactory to the Company within 21 days of the termination of employment. Each of the NEOs listed above also has agreed to comply with non-competition and non-solicitation obligations lasting for the term of employment and one year following termination as consideration for the severance benefits.

The Severance Agreements continue to apply after a change in control. No benefits, however, are payable under the Severance Agreements if severance benefits become payable under the Change in Control Agreements as described below.

Change of Control Agreements

Each of Messrs. Buckhout, Mehrotra, Walker, and Sharma have entered into an agreement providing benefits in the event of a change of control of the Company (the "Change of Control Agreements"). The term of each Change of Control Agreement is one-year subject to annual one-year extensions unless there is a notice of non-renewal. Each of the Change of Control Agreements provides enhanced severance benefits if, within one year following a change of control, such NEO's employment is terminated by the Company without cause or he resigns from the Company for good reason. In such circumstances, the cash benefit to the NEO will be a lump sum payment equal to two times (i) his then-current base salary and (ii) his target annual incentive compensation in effect during the fiscal year in which the termination occurs (or, in the case of Mr. Sharma, the highest annual incentive compensation received by him in any of the three immediately preceding fiscal years).

In addition, the severance benefit for Messrs. Buckhout, Mehrotra, and Walker includes the Company continuing to pay for medical coverage (if COBRA coverage is elected) in the same proportion it did on the date of termination for up to two years following termination. The severance benefit for Mr. Sharma includes the Company continuing to pay for medical coverage (if COBRA coverage is elected) in the same proportion it did on the date of termination for up to one year following termination.

Upon the occurrence of a change of control, irrespective of whether his employment with the Company terminates, each such NEO's stock options and stock-based awards (including RSUs and PSUs) will immediately vest for grants made prior to the change in control. In some circumstances, immediate vesting will not apply to performance stock options granted in connection with commencing employment. As discussed above, for equity awards on or after change in control, there will not be automatic vesting upon closing of a deal, but instead only accelerated vesting upon certain termination of employment after a change in control.

A "change of control" for purposes of the Change of Control Agreements means any of the following: (i) acquisition of 25% or more of the voting power or economic value of the Company’s then outstanding securities; (ii) failure of incumbent directors (including any director nominated for election by a vote of at least a majority of the incumbent directors other than in connection with a proxy contest) to constitute at least a majority of the Board; (iii) stockholder approval of (A) consolidation or merger of the Company that results in stockholders owning less than 50% voting shares of the consolidated or merge entity (or its ultimate parent corporation, if any), (B) any sale or similar transaction of substantially all of the assets of the Company, or (C) entry of the Company into a plan of liquidation.

As noted above, the NEO's would not be entitled to benefits under the Severance Agreements in connection with any termination from the Company with respect to which benefits under the Change of Control Agreements would be payable. Each of the NEOs listed above also has agreed to comply with non-competition and non-solicitation provisions lasting for the term of employment and one year following termination as consideration for the change of control benefits.

The following tables list the estimated amounts that Messrs. Buckhout, Mehrotra, Walker, and Sharma would have become entitled to in the event of a termination from the Company or change of control of the Company had such termination or change of control occurred on December 31, 2018. Assumptions used in preparing these estimates are set forth in the footnotes to each table. These tables do not include amounts that are otherwise earned and vested prior to a termination of employment or a change in control, such as vested stock options or nonqualified deferred compensation, amounts payable under disability or life insurance coverages or the annual incentive bonus which was actually earned for 2018.

Scott Buckhout
Severance and Other Benefits
	Involuntary Without Cause or Voluntary Resignation With Good Reason Within One Year Following Change of Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason	Change of Control (Irrespective of Whether Termination or Resignation Occurs)		Death or Disability	(8)
	12/31/2018		12/31/2018		12/31/2018	12/31/2018		12/31/2018
Cash Severance	$3,129,000	(1)	$1,564,500	(4)
Health Benefits	$60,985	(2)	$45,739	(5)
Long-Term Incentives
Gain on accelerated stock options	—		—		—	—	(6)	—	(6)
Value of accelerated restricted stock units	—		—		—	$1,808,285	(7)	$1,808,285	(7)
Total Long-Term Incentives	$—		$—		$—	$1,808,285		$1,808,285
TOTAL Value:	$3,189,985	(3)	$1,610,239		$—	$1,808,285		$1,808,285

(1) This amount reflects payment to Mr. Buckhout that would equal two times his (i) then-current base salary and (ii) then- effective target annual incentive compensation.
(2) This amount reflects payments to Mr. Buckhout that would equal the cost of the health insurance premiums necessary to allow Mr. Buckhout and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years following the date of termination.

(3) These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change of control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.

(4) This amount reflects payment to Mr. Buckhout that would equal his (i) then-current base salary and (ii) his then-effective target annual incentive compensation.
(5) This amount reflects payments to Mr. Buckhout that would equal the cost of the health insurance premiums necessary to allow Mr. Buckhout and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of 18 months following the date of termination.

(6)  This amount reflects the incremental value to which Mr. Buckhout would be entitled due to the immediate vesting of all unvested stock options, subject to accelerated vesting on change of control, using the closing stock price of $21.30 on December 31, 2018.

(7) This amount reflects the total value to which Mr. Buckhout would be entitled due to the immediate vesting of all unvested RSUs including PSUs at Target and MSP RSUs using the closing stock price of $21.30 on December 31, 2018. The amount attributable to MSP RSU vesting includes the prior incentive bonus that was earned and used to purchase MSP RSUs.

(8) "Disability" for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Sumit Mehrotra
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within One Year Following Change of Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason	Change of Control (Irrespective of Whether Termination or Resignation Occurs)		Death or Disability	(8)
	12/31/2018		12/31/2018		12/31/2018	12/31/2018		12/31/2018
Cash Severance	$1,054,000	(1)	$507,290	(4)
Health Benefits	$60,985	(2)	$30,492	(5)
Long-Term Incentives
Gain on accelerated stock options	—		—		—	—	(6)	—	(6)
Value of accelerated restricted stock units	—		—		—	$212,808	(7)	$212,808	(7)
Total Long-Term Incentives	$—		$—		$—	$212,808		$212,808
TOTAL Value:	$1,114,985	(3)	$537,782		$—	$212,808		$212,808

(1) This amount reflects payment to Mr. Mehrotra that would equal two times his (i) then-current base salary and (ii) then-effective target annual incentive compensation.
(2) This amount reflects payments to Mr. Mehrotra that would equal the cost of the health insurance premiums necessary to allow Mr. Mehrotra and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years following the date of termination.

(3) These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change of control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.

(4) This amount reflects payment to Mr. Mehrotra that would equal his (i) then-current base salary and (ii) then-effective target annual incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (no proration in this example since the assumed date of termination is December 31, 2018).

(5) This amount reflects payments to Mr. Mehrotra that would equal the cost of the health insurance premiums necessary to allow Mr. Mehrotra and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year following the date of termination.

(6)  This amount reflects the incremental value to which Mr. Mehrotra would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $21.30 on December 31, 2018.

(7) This amount reflects the total value to which Mr. Mehrotra would be entitled due to the immediate vesting of all unvested RSUs including Time RSUs and MSP RSUs using the closing stock price of $21.30 on December 31, 2018. The amount attributable to MSP RSU vesting includes the prior incentive bonus that was earned and used to purchase MSP RSUs.

(8) "Disability" for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Arjun Sharma
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within One Year Following Change of Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason	Change of Control (Irrespective of Whether Termination or Resignation Occurs)		Death or Disability	(8)
	12/31/2018		12/31/2018		12/31/2018	12/31/2018		12/31/2018
Cash Severance	$878,796	(1)	$427,102	(4)
Health Benefits	$10,074	(2)	$10,074	(5)
Long-Term Incentives
Gain on accelerated stock options	—		—		—	—	(6)	—	(6)
Value of accelerated restricted stock units	—		—		—	$328,595	(7)	$328,595	(7)
Total Long-Term Incentives	$—		$—		$—	$328,595		$328,595
TOTAL Value:	$888,870	(3)	$437,176		$—	$328,595		$328,595

(1) This amount reflects payment to Mr. Sharma that would equal two times his (i) then-current base salary and (ii) the highest short-term incentive amount he received in any of the immediately preceding three years (excluding the incentive award of $50,000 that he received in recognition of extraordinary contributions associated with the Fluid Handling acquisition in 2017).

(2) This amount reflects payments to Mr. Sharma that would equal the cost of the health insurance premiums necessary to allow Mr. Sharma and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year following the date of termination.

(3) These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change of control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.

(4) This amount reflects payment to Mr. Sharma that would equal his (i) then-current base salary and (ii) then-effective target annual incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (no proration in this example since the assumed date of termination is December 31, 2018).

(5) This amount reflects payments to Mr. Sharma that would equal the cost of the health insurance premiums necessary to allow Mr. Sharma and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year following the date of termination.

(6)  This amount reflects the incremental value to which Mr. Sharma would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $21.30 on December 31, 2018.

(7) This amount reflects the total value to which Mr. Sharma would be entitled due to the immediate vesting of all unvested RSUs including Time RSUs, PSUs at Target and MSP RSUs using the closing stock price of $21.30 on December 31, 2018. The amount attributable to MSP RSU vesting includes the prior incentive bonus that was earned and used to purchase MSP RSUs.

(8) "Disability" for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Lane Walker
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within One Year Following Change of Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason	Change of Control Without Termination (Irrespective of Whether Termination or Resignation Occurs)		Death or Disability	(8)
	12/31/2018		12/31/2018		12/31/2018	12/31/2018		12/31/2018
Cash Severance	$1,312,000	(1)	$505,022	(4)
Health Benefits	$60,985	(2)	$30,492	(5)
Long-Term Incentives
Gain on accelerated stock options	—		—		—	—	(6)	—	(6)
Value of accelerated restricted stock units	—		—		—	$196,429	(7)	$196,429	(7)
Total Long-Term Incentives	$—		$—		$—	$196,429		$196,429
TOTAL Value:	$1,372,985	(3)	$535,514		$—	$196,429		$196,429

(1) This amount reflects payment to Mr. Walker that would equal two times his (i) then-current base salary and (ii) then-effective target annual incentive compensation.
(2) This amount reflects payments to Mr. Walker that would equal the cost of the health insurance premiums necessary to allow Mr. Walker and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years following the date of termination.

(3) These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change of control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.

(4) This amount reflects payment to Mr. Walker that would equal his (i) then-current base salary and (ii) then-effective target annual incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (proration is applied to cover the period between his start date, June 4, 2018, and December 31, 2018). Mr. Walker's actual bonus earned in 2018 was higher.

(5) This amount reflects payments to Mr. Walker that would be equal the cost of the health insurance premiums necessary to allow Mr. Walker and any covered spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year following the date of termination.

(6)  This amount reflects the incremental value to which Mr. Walker would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $21.30 on December 31, 2018.

(7) This amount reflects the incremental value to which Mr. Walker would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $21.30 on December 31, 2018, less the applicable basis with respect to MSP RSUs. The amount attributable to MSP RSU vesting includes the prior incentive bonus that was earned and used to purchase MSP RSUs.

(8) "Disability" for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

CEO PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (excluding our CEO), the annual total compensation of our principal executive officer, Mr. Buckhout, and the ratio of these two amounts.
On December 11, 2017, we acquired the Fluid Handling business, which included an additional 1,993 employees.  Given the significant change in our employee population as a result of this acquisition and its likely impact, we have re-identified the median employee for the Fiscal Year 2018.  In doing so, we used the same methodologies and assumptions except that we selected December 31st as the date to use for identifying our median employee.  We have this date as it corresponds to the end of the fiscal year for which we have readily available information.  Last year, we selected December 8, 2017 for this purpose, because it preceded the closing of our acquisition of the Fluid Handling business.

As of December 31, 2018, we employed 4,285 employees globally. As permitted under SEC rules, we elected to exclude all employees located in United Arab Emirates (18 persons), who make up less than 5% of our total workforce, from our calculation. In the remaining geographies, we included all of our full-time employees (but not the CEO), part-time employees, and consultants (other than those whose pay was determined by a third party) in our analysis to identify the median employee.

We identified our median employee by ranking total compensation based on employees' base pay on December 31, 2018. Base pay is a reasonable alternative measure for us as our incentive and equity plans do not have broad participation across our employee population. Adjustments were made to annualize the compensation for full-time and part-time employees who were not employed for all of 2018. We did not apply any cost-of-living adjustments as part of the calculation.

Using this methodology, our median employee was determined to be a full-time employee. The annual compensation of our median employee was $63,191, calculated in accordance with the rules applicable to the Summary Compensation Table found on page 32 of this Proxy Statement. The annual compensation of our median employee includes company contributions to our 401(k) plan.  For 2018, the annual compensation of Mr. Buckhout was $4,487,910.  Our estimate of the ratio of Mr. Buckhout’s annual total compensation to the median of the annual total compensation of all other employees is 71-to-1.
The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Given the different methodologies that various public companies will use to determine their estimates of pay ratio, including different methodologies, exclusions, estimates and assumptions allowed under SEC rules, and different employment and compensation practices among companies, the ratio reported above should not be used as a basis for comparison between CIRCOR and other companies.

DIRECTOR COMPENSATION

The form and amount of director compensation is reviewed periodically by the Nominating and Corporate Governance Committee, most recently in December 2018. The Nominating and Corporate Governance Committee reviews our data from our peer group companies, which are outlined in the Compensation Discussion and Analysis section of this document, as prepared by Pearl Meyer and broad survey data concerning director compensation practices, levels, and trends for companies comparable to the Company in revenue, business, and complexity. It also considers the significant amount of time that our non-employee directors spend in fulfilling their duties to the Company as well as the required level of skill to serve on our Board. The Nominating and Corporate Governance Committee recommends changes, if any, to the Board for action. Employee directors do not receive separate compensation for service as directors.

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as non-employee directors on the Board. For 2018, our non-employee directors received cash compensation as follows, on an annual basis, unless otherwise noted:

Annual Retainer (Board Member)	$60,000
Annual Retainer (Chairman of the Board)	$135,000
Chairman Fee (Audit Committee)	$20,000
Chairman Fee (Compensation Committee)	$15,000
Chairman Fee (Nominating and Corporate Governance Committee)	$10,000
Committee Membership Fee (per committee)	$5,000

In 2018, the Nominating and Corporate Governance Committee undertook a review of the compensation paid to our non-employee directors.  In order to align our director compensation program more closely with the practices of companies of our operating size and industry sector, as represented in a study prepared by Pearl Meyer, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, an increase in the annual retainer for non-employee directors from $60,000 to $75,000 and an increase in the annual retainer for the Chairman of the Board from $135,000 to $190,000.  These changes to non-employee director cash compensation were made in conjunction with the elimination of the non-employee directors’ participation in the MSP program beginning in 2019.

For 2019, our non-employee directors will receive cash compensation as follows, on an annual basis, unless otherwise noted:

Annual Retainer (Board Member)	$75,000
Annual Retainer (Chairman of the Board)	$190,000
Chairman Fee (Audit Committee)	$20,000
Chairman Fee (Compensation Committee)	$15,000
Chairman Fee (Nominating and Corporate Governance Committee)	$10,000
Committee Membership Fee (per committee)	$5,000

Each of our non-employee directors are also reimbursed for reasonable travel and other expenses incurred in attending meetings.

Annual Equity Grant

Our non-employee directors are also eligible to receive an annual equity incentive grant under our Equity Incentive Plan. In 2018, the targeted value of such grant was $85,000. Currently, the targeted value of such grant is $105,000. On March 5, 2018, each director received a grant of 1,995 RSUs which becomes vested and settles in shares of Common Stock on a one-for-one basis thirteen months from the date of grant, provided the non-employee director is still providing services on the Board. For each director, the number of RSUs was determined by dividing $85,000 by the closing price of our Common Stock on the trading day immediately preceding the award date, rounded up to the nearest whole share.

MSP RSUs

Non-employee directors were allowed to purchase RSUs during 2018 with all or a portion of their annual cash retainer on a pre-tax basis at a 33% discount from the closing price of our Common Stock on the date preceding our annual grant on a basis similar to our NEO's. MSP RSUs generally are fully vested at the end of three-years, at which time they are converted into shares of our Common Stock unless the non-employee director has previously elected a longer deferral period. If a non-

employee director departs the Board prior to full vesting of the MSP RSUs, such non-employee director will vest in a third of the MSP RSUs if he or she has completed a full year of service after the grant date or in two-thirds of the MSP RSUs if he or she has completed two full years of service after the grant date. MSP RSUs that are not vested as of a non-employee's resignation from the Board are generally settled with a cash payment to the non-employee director equal to the amount of fees applied to purchase the MSP RSUs (with interest) or, if less, the fair market value of the shares of stock subject to the MSP RSUs. This payment results in forfeiture of the purchase discount as well as any stock price appreciation and accrued dividends on the MSP RSUs. The Board of Directors voted to eliminate the non-employee director MSP program participation beginning in 2019.

Stock Ownership Guidelines

The Company has adopted Stock Ownership Guidelines for non-employee directors to further align their interests with the interests of the stockholders. These guidelines establish an expectation that, within a five-year period, each director shall achieve and maintain an equity interest in the Company at least equal to 5 times such director's annual retainer fee. In calculating an individual's equity interest, credit is given for (i) the value of actual shares of Common Stock owned beneficially, (ii) the before-tax value of all vested stock options, and (iii) the before-tax value of all outstanding RSU awards (including those which the individual has received in lieu of other compensation. An annual review is conducted by our Nominating and Corporate Governance Committee to assess compliance with the guidelines. As of February 26, 2019, our directors met their applicable ownership guidelines, or were on track to achieve their ownership guidelines by the applicable target compliance date.
The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal Year 2018.
2018 Director Compensation

Name	Director and Committee Fees ($) (1)	Stock Awards ($) (2)	Total ($)
David F. Dietz	135,000	151,503	286,503
Tina M. Donikowski	65,000	99,804	164,804
Douglas M. Hayes	80,000	114,581	194,581
Helmuth Ludwig	70,000	114,581	184,581
John (Andy) O'Donnell	80,000	114,581	194,581
Peter M. Wilver	85,000	85,027	170,027

(1)
The amounts shown in this column reflect the fees paid in Fiscal Year 2018 for Board and committee service. All non-employee directors with the exception of Mr. Wilver elected to purchase MSP RSUs with either all or a portion of their annual retainer fee. The number of MSP RSUs purchased by Mr. Dietz was 4,728 with his annual retainer of $135,000. The number of MSP RSUs purchased by Ms. Donikowski was 1,051 with $30,000 of her $60,000 annual retainer. The number of MSP RSUs purchased by Mr. Hayes, Dr. Ludwig, and Mr. O'Donnell was 2,102 each with their annual retainer fee of $60,000. The total number of purchased MSP RSUs set forth in this footnote was determined by dividing the amount of fees elected by the non-employee for participation in the MSP by $28.56 which is 67% of the closing price of our Common Stock on March 2, 2018.

(2)
Reflects the grant date fair value of the annual equity grant made in time-based restricted stock units (Time RSUs) and the grant date fair value of the discount on the MSP RSUs determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 11 ("Share-Based Compensation") to our audited consolidated financial statements for the year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2019. The grant date fair value of the Time RSUs granted to each of our non-employee directors and the grant date fair value of the discount on the MSP RSUs purchased by each of our non-employee directors on March 5, 2018 were as follows:

Name	Grant Date Fair Value of Time RSUs ($)	Grant Date Fair Value of MSP RSUs ($)	Total ($)
David F. Dietz	85,027	66,476	151,503
Tina M. Donikowski	85,027	14,777	99,804
Douglas M. Hayes	85,027	29,554	114,581
Helmuth Ludwig	85,027	29,554	114,581
John (Andy) O'Donnell	85,027	29,554	114,581
Peter M. Wilver	85,027	—	85,027

All of the outstanding RSUs held by each non-employee director and issued in connection with the MSP as of December 31, 2018 were as follows: Mr. Dietz - 13,214, Ms. Donikowski - 1,051, Mr. Hayes - 5,874, Dr. Ludwig - 5,874, Mr. O'Donnell - 7,602, and Mr. Wilver - 2,770 MSP RSUs. The total number of Time RSUs held by each non-employee director as of December 31, 2018 were as follows: Mr. Dietz - 1,995, Ms. Donikowski - 1,995, Mr. Hayes - 1,995, Mr. Ludwig - 1,995, Mr. O'Donnell - 4,685, and Mr. Wilver - 1,995 Time RSUs. Due to Mr. Hayes' retirement, his MSP RSUs and Time RSUs were accelerated and are fully vested as of December 31, 2018. There was no additional compensation expense due to this modification as the closing stock price on December 31, 2018 was lower than our stock price at grant date.

COMMITTEE REPORTS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for Fiscal Year 2018 with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board

John (Andy) O'Donnell
Tina M. Donikowski
Peter M. Wilver

Audit Committee Report
The Audit Committee has furnished the following report on Audit Committee matters:
The Audit Committee acts pursuant to a written charter pursuant to which the Audit Committee is primarily responsible for overseeing and monitoring the accounting, financial reporting, and internal controls practices of the Company and its subsidiaries. Its primary objective is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent auditors. The Audit Committee also oversees the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements.
It is important to note, however, that the role of the Audit Committee is one of oversight, and the Audit Committee relies, without independent verification, on the information provided to it and the representations made by management, the internal auditors, and the independent auditors. Management retains direct responsibility for the financial reporting process, the system of internal controls, and the system of disclosure controls and procedures.
In furtherance of its role, the Audit Committee regularly reviews the Company’s internal controls and areas of potential financial risk for the Company, such as environmental and litigation matters. The Committee annually reviews the Company’s income tax position, its insurance programs, and the performance of its independent auditors. The Audit Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication. The Audit Committee also reviews the Company’s periodic reports on Forms 10-Q and 10-K prior to their filing.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expediting of services is necessary. The independent auditors and management report annually to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed. All of the audit, audit-related, tax, and other services provided by PricewaterhouseCoopers LLP in Fiscal Year 2017 and Fiscal Year 2018 and related fees were approved in accordance with the Audit Committee’s policy.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for Fiscal Year 2018 with management and it has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors for Fiscal Year 2018, the matters required to be discussed by applicable auditing standards adopted by the Public Company Accounting Oversight Board relating to the conduct of the audit. The Audit Committee also has received and discussed the written disclosures and the letter from PricewaterhouseCoopers LLP, as required by the applicable requirements of the Public Company Accounting Oversight Board, regarding communications with the Audit Committee concerning its independence. Based upon these materials and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal Year 2018.
Submitted by the Audit Committee of the Board
Peter M. Wilver
Tina M. Donikowski
Helmuth Ludwig

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our Common Stock as of February 28, 2019, by:

•	all persons known by us to beneficially own more than 5% of our Common Stock;

•	each of our current directors;

•	our NEOs included in the Summary Compensation Table appearing in this Proxy Statement; and

•	all current directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2019 through the exercise of any stock option, restricted stock unit or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. As of February 28, 2019, a total of 19,862,541 shares of our Common Stock were outstanding.
Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	Percent (2)
Gabelli Entities (3)	3,196,218	16.1%
BlackRock, Inc. (4)	2,719,385	13.7%
Royce & Associates, LP (5)	2,232,524	11.23%
The Vanguard Group (6)	1,587,149	8.0%
T. Rowe Price Associates, Inc. (7)	1,520,918	7.7%
Dimensional Fund Advisors LP (8)	1,517,042	7.6%
Entities affiliated with Wellington Management Group LLP (9)	1,269,243	6.4%

Scott Buckhout	368,061	1.85%
Samuel R. Chapin (10)	—
David F. Dietz	87,064	*
Rajeev Bhalla	73,825	*
Arjun Sharma	41,154	*
Peter M. Wilver	20,203	*
John (Andy) O'Donnell	25,427	*
Sumit Mehrotra	15,590	*
Erik Wiik	—	*
Helmuth Ludwig	7,878	*
Tina M. Donikowski	3,351	*
Lane Walker	—	*
All current executive officers and directors as a group (twelve) (11)	642,553	3.2%
* Less than 1%.

(1)
The address of each stockholder in the table is c/o CIRCOR, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803, except that the address of the Gabelli Entities (as defined in Footnote 3) is One Corporate Center, Rye, NY 10580; the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055; the address of Royce & Associates, LP is 745 Fifth Avenue, New York, NY 10151; the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355; the address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202; the address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746; and the address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02110.

(2)
The number of shares of Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Common Stock underlying stock options, held by such person or group that are exercisable or convertible, and RSUs that vest within 60 days after February 28, 2018, but excludes shares of Common Stock underlying stock options or RSUs held by any other person. The amounts in the table include for the persons listed: 339,372 options and MSP RSUs for Mr. Buckhout; 5,182 MSP RSUs for Mr. Dietz; 2,303 MSP RSUs for Mr. Ludwig; 61,224 options, RSUs and MSP RSUs for Mr. Bhalla; 27,490 options, RSUs, and MSP RSUs for Mr. Sharma; 1,497 MSP RSUs for Mr. Wilver; 6,721 RSUs and MSP RSUs for Mr. O’Donnell; and 11,735 options, RSUs and MSP RSUs for Mr. Mehrotra.

(3)
The information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on January 8, 2019 on behalf of Mario J. Gabelli and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer including, but not limited to, Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., and Associated Capital Group, Inc. (collectively, the "Gabelli Entities"). According to the amended Schedule 13D, the Gabelli Entities engage in various aspects of the securities business, primarily as investment advisors to various institutional and individual clients, including registered investment companies and pension plans, and as general partners or the equivalent of various private investment partnerships or private funds. Certain of the Gabelli Entities may also make investments for their own accounts. According to the amended Schedule 13D, Gabelli Funds, LLC, GAMCO Asset Management Inc. and Teton Advisors, Inc. beneficially owned 1,080,400, 1,861,832 and 253,986 shares, respectively. Mr. Gabelli, GAMCO Investors, Inc., GGCP, Inc., and Associated Capital Group, Inc. are deemed to beneficially own the shares owned beneficially by each of the Gabelli Entities. Subject to certain limitations, each of the Gabelli Entities has sole dispositive and voting power, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, in the shares beneficially owned by such entity, except that (i) GAMCO Asset Management Inc. does not have the authority to vote 150,900 of the reported shares, (ii) Gabelli Funds, LLC has sole dispositive and voting power with respect to the shares of the Company held by the various funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each such fund shall respectively vote that fund’s shares, (iii) at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, Associated Capital Group, Inc., GAMCO Investors, Inc., and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other Gabelli Entities.

(4)
The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on January 24, 2019 on behalf of BlackRock, Inc. ("BlackRock"). According to the filing, BlackRock has sole dispositive power over 2,719,385 shares and sole voting power over 2,673,587 shares.

(5)	The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on January 14, 2019 on behalf of Royce & Associates, LP.
(6)
The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 11, 2019 on behalf of The Vanguard Group. According to the filing, The Vanguard Group has sole dispositive power over 1,566,588 shares, shared dispositive power over 20,561 shares, sole voting power over 16,361 shares and shared voting power over 5,600 shares.

(7)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2019 on behalf of T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. ("T. Rowe Small Cap"). According to the filing, Price Associates has sole dispositive over 1,520,918 shares and sole voting power over 462,239 shares. T. Rowe Small Cap has sole voting power over 1,058,679 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as an investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the shares of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (the "T. Rowe Price Funds"), only the custodian for each of such T. Rowe Price Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid.

(8)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2019 on behalf of Dimensional Fund Advisors LP. According to the filing, Dimensional Fund Advisors LP has sole dispositive power over 1,517,042 shares and sole voting power over 1,457,165 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the shares of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

(9)
The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019 on behalf of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to the filing, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared dispositive power over 1,269,243 shares and share voting power over 986,532 shares and Wellington Management Company LLP has shared dispositive power over 1,260,193 shares and shared voting power over 980,162 shares. Wellington Management Group LLP is the parent holding company of certain holding companies and certain investment advisors ("Wellington Investment Advisers"). The shares are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.

(10)	Samuel Chapin joined the Board of Directors on January 1, 2019.
(11)
Includes 96,632 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days after February 28, 2019 and 26,545 shares of Common Stock issuable within 60 days after February 28, 2019 on account of RSUs and MSP RSUs that will have vested.

PROPOSAL 2
RATIFICATION OF AUDITORS

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2019 ("Fiscal Year 2019"). PwC has no direct or indirect interest in the Company or any affiliate of the Company. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company's financial controls and reporting. The Board therefore recommends to the stockholders that they ratify the appointment of PwC as independent auditors of the Company for Fiscal Year 2019. Should the stockholders not ratify the selection of PwC, the Audit Committee will consider the vote and the reasons therefor in future decisions on the selection of independent auditors. Even if the selection of PwC is ratified by stockholders, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Auditor Presence at Annual Meeting

A representative of PwC is expected to be available at the Annual Meeting, and to respond to appropriate questions. The following table summarizes the fees we incurred for professional services provided by PwC for each of the last two fiscal years for audit, audit-related, tax and other services:

Auditor Fees ($ in Thousands)

Fiscal Year	2018	2017
Audit Fees (1)	$5,686	$3,985
Audit Related Fees (2)	132	176
Tax Fees (3)	18	—
All Other Fees (4)	5	5
Total	$5,841	$4,166

(1)
For the professional services rendered for the audit of the Company’s annual financial statements, for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year, for conducting of the independent auditor’s obligations relative to attestation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and performing local statutory audits.

(2)
Represents fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under "Audit Fees". These services relate to consultations concerning financial accounting and reporting standards.

(3)	The tax services performed in 2018 consisted of advice relating to acquisition due diligence and various international tax compliance matters. No tax services were performed in 2017.

(4)	All other fees consisted of $3,600 of fees for an accounting research tool and $900 for disclosure checklist software.

Independence

The Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining PwC's independence and has determined that these services had no adverse effect on such independence.

Board Recommendation

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2019.

UNLESS OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THIS PROPOSAL.

Vote Required For Approval

A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent auditors of the Company for Fiscal Year 2019. This vote is not required by law and will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Audit Committee, however, will take into account the outcome of the vote and the reasons therefore in future decisions on the selection of independent auditors.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with provisions of Section 14A of the Exchange Act, we are providing the Company's stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs for Fiscal Year 2018, which is described in the Compensation Discussion and Analysis section of this Proxy Statement.
As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to (i) attract and retain qualified executives by offering compensation and benefits (including retirement benefits) that are competitive with industry peers and (ii) motivate executives to achieve results that improve long-term organizational value by aligning executives' interests with those of our stockholders. To align executive compensation with the interests of our stockholders, an important portion of compensation for our NEOs is "at risk," or contingent upon the successful achievement of annual as well as long-term strategic corporate goals that we believe will drive stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.
We currently hold our advisory vote to approve the compensation of our NEOs ("Say-on-Pay vote") annually. This vote is only advisory and will not be binding upon the Company or the Board. The Board, however, values constructive dialogue on executive compensation and other important governance topics with the Company's stockholders and encourages all stockholders to vote their shares on this matter. The Company’s stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote will occur no later than our 2023 annual meeting of stockholders.
Our Board recommends that our stockholders approve the compensation of our NEOs as disclosed in this Proxy Statement by voting in favor of the following resolution:
"RESOLVED, that the stockholders of CIRCOR International, Inc. (the "Company") approve, on an advisory basis, the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the 2019 Annual Meeting of Stockholders."
Board Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS BY VOTING "FOR" THIS RESOLUTION.
Vote Required for Approval
A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve this resolution. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Compensation Committee, however, will take into account the outcome of the vote when considering future executive compensation decisions.

PROPOSAL 4
APPROVAL OF 2019 STOCK OPTION AND INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the 2019 Stock Option and Incentive Plan (the "2019 Plan"), which was adopted, subject to stockholder approval, by the Board on February 20, 2019.

The Board is seeking our stockholders’ approval of the 2019 Plan because the Board believes the 2019 Plan is the best way to continue to motivate employees and outside directors to further the growth, development and financial success of the Company, and continue to enable us to attract, motivate and retain the services of employees and outside directors who are essential to our long-term success by offering them an opportunity to own and benefit from the ownership of our Common Stock. The Board believes that the 2019 Plan will be a critical part of our pay-for-performance compensation program, and that it reflects an appropriate balance between providing the Company with the flexibility to continue its equity award program over a multi-year period and shareholder dilution considerations.

There were insufficient shares available under the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan as amended (the "2014 Plan") for the Compensation Committee to grant all intended annual equity awards to our employees for fiscal year 2019.  As of March 4, 2019, which is the date that the Committee granted fiscal year 2019 annual equity awards, the planned total number of these awards exceeded the then remaining share reserve by 38,964 shares.  This shortfall resulted from the Company not having requested additional shares for the 2014 Plan until now, coupled with the December 2017 acquisition of the Fluid Handling business and a lower stock price that resulted in larger than anticipated equity award usage.  In order to avoid exceeding the share reserve limit, the Committee did not fully grant Mr. Buckhout’s 2019 long-term incentive compensation package of $2,750,000, which was intended to be granted half in the form of PSU's ($1,375,000 or 40,877 shares) and one-half in stock options ($1,375,000 or 100,956 stock options with an exercise price of $33.63) based on the previous day closing stock price on March 1, 2019 of $33.63 and a Black-Scholes option value of $13.62.   The Committee determined that it would not grant the 40,877 PSUs to Mr. Buckhout for fiscal year 2019 unless and until our stockholders approved this proposal or another proposed equity incentive plan.

In light of recent changes in law affecting the deductibility of compensation paid to our NEOs, the Company has determined it is appropriate to adopt the 2019 Plan, rather than amend the 2014 Plan to increase the number of shares of our Common Stock available for future grants. If the 2019 Plan is approved by our stockholders at the Annual Meeting, it will replace the 2014 Plan. Stockholder approval of the 2019 Plan will not affect awards outstanding under the 2014 Plan, which will remain outstanding in accordance with their terms. If stockholders approve the 2019 Plan, no further grants will be made under the 2014 Plan. If stockholders do not approve the 2019 Plan, the Company will continue to have the authority to grant awards under the 2014 Plan although, as mentioned above, the remaining shares will be insufficient to maintain our current approach to employee compensation.

The 2019 Plan is based on the terms of the 2014 Plan as currently in effect, with the following key changes:

•
New Aggregate Share Reserve. A total of 1,000,000 shares of our Common Stock have been reserved for issuance pursuant to the 2019 Plan. There will be no carryover of shares from the 2014 Plan to the 2019 Plan. Any shares subject to outstanding awards under the 2014 Plan that expire, are canceled or otherwise terminate, or are withheld to satisfy tax withholding obligations at any time after the Annual Meeting, will not be available for award grant purposes under the 2019 Plan. All awards will be charged against the share reserve in the same manner.

•
Elimination of Certain Code Section 162(m) Provisions. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally prohibits any publicly held corporation from deducting compensation paid in excess of $1 million in any taxable year to certain named executive officers, subject to an exception for qualified performance-based compensation that was eliminated by recent tax reform legislation under the Tax Cuts and Jobs Act of 2017 for tax years beginning on or after January 1, 2018. In light of the repeal of the performance-based exception to Section 162(m) of the Code, certain provisions intended to satisfy the performance-based exception that remain in the 2014 Plan have been eliminated from the 2019 Plan. However, because of our emphasis on performance-based compensation, the 2019 Plan generally retains provisions authorizing performance awards and other types of awards based on performance as well as the annual individual limitations on awards. No changes are being proposed to the 2014 Plan.

•
Limited Change in Control Acceleration. The 2019 Plan prohibits "single trigger" acceleration of awards to employees in connection with a change in control unless outstanding awards are not assumed or substituted on a substantially equivalent basis. If awards are assumed or substituted, the 2019 Plan permits accelerated vesting if the employee’s employment is terminated by the Company without cause, by a participant for good reason, or due to death or disability within twelve months following a change in control.

In its determination to approve the 2019 Plan, the Board reviewed an analysis prepared by management and reviewed by Pearl Meyer, the Compensation Committee’s independent compensation consultant, which included an analysis of certain burn rates, dilution and overhang metrics, peer group market practices and trends, and the costs of the 2019 Plan. Overhang, burn rate and dilution metrics for 2016-2018 are set forth in the table below:

	Percentages
	2018	2017	2016	Average
Percentage of Equity-Based Awards Granted to Listed Officers	59%	51%	59%	56.33%
Adjusted Burn Rate	1.66%	1.56%	2.01%	1.74%
Burn Rate	2.68%	2.26%	2.73%	2.56%
Dilution	5.25%	5.60%	5.73%	5.53%
Overhang	7.74%	9.19%	12.06%	9.66%

The "burn rate" measures how quickly we use shares and is calculated by dividing the number of equity awards granted during any particular period by the weighted average basic common shares outstanding during the applicable period. A higher burn rate indicates an increased number of equity awards being granted to employees and/or directors. The burn rate is usually compared to industry data, particularly data furnished by various shareholder services groups. The "adjusted burn rate" applies a factor to full-value awards (equity awards other than stock options and stock appreciation rights) to account for the differences in inherent value versus appreciation-based instruments (stock options and stock appreciation rights). In the table above, full-value awards are multiplied by 2.0x.

"Dilution" is the number of shares subject to equity awards outstanding at fiscal year-end, divided by total common shares outstanding at December 31st of the applicable year.

"Overhang" is the number of shares subject to equity awards outstanding at fiscal year-end, plus the number of shares available to be granted at fiscal year end, divided by the total number of common shares outstanding at December 31st of the applicable year.

The closing price of a share of our Common Stock on December 31, 2018 was $21.30.

In light of the factors described above, and the fact that we believe that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the 2019 Plan is reasonable and appropriate at this time.

In addition to the new features discussed above, the 2019 Plan continues to include key features from the 2014 Plan that are intended to protect and promote our stockholders’ interests and embody best practices:

•
No Discounted Stock Options or SARs. The 2019 Plan prohibits granting options or stock appreciation rights ("SARs") with an exercise price that is less than fair market value on the grant date (except in limited circumstances related to awards that are assumed or substituted in connection with a merger or similar corporate transaction).

•	No Repricing of Options or SARs without stockholder approval. The 2019 Plan prohibits the repricing of options or SARs to reduce price per share without prior stockholder approval.

•
No Liberal Share Recycling. The 2019 Plan prohibits "liberal share recycling". Under the 2019 Plan, the number of shares available for awards is reduced by (i) shares of CIRCOR Common Stock used to pay the exercise price or tax withholding obligation with respect to an award; (ii) shares of CIRCOR Common Stock subject to SARs that are not issued in connection with the stock settlement of a SAR award; and (iii) shares of CIRCOR Common Stock purchased on the open market with cash proceeds from option exercises.

•	No Dividends on Unvested Awards. Under the 2019 Plan, dividends or dividend equivalents are only earned to the extent the underlying award is earned and vests.

We are seeking stockholder approval of the 2019 Plan to comply with a NYSE listing requirement that requires stockholder approval of equity compensation plans of NYSE-listed companies.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register shares of Common Stock in the aggregate share reserve under the 2019 Plan, subject to and effective upon stockholder approval, as soon as practicable following stockholder approval of the 2019 Plan.

Description of the 2019 Plan

The following is a summary of the principal features of the 2019 Plan. This summary does not purport to be a complete description of all of the provisions of the 2019 Plan. It is qualified in its entirety by reference to the full text of the 2019 Plan. A copy of the 2019 Plan is attached to this Proxy Statement as Exhibit B.

Share Reserve

The maximum number of shares that may be issued or transferred pursuant to equity awards under the 2019 Plan will equal 1,000,000 shares. Shares issued under awards granted under the 2019 Plan may be authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

The following rules apply for counting shares against the applicable share limits of the 2019 Plan:

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2019 Plan.

To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock option relates to 1,000 shares and is exercised at a time when the payment due to the participant is 150 shares, 1,000 shares shall nevertheless be the net charge against the applicable share limit.

Except as otherwise provided below, shares that are subject to awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2019 Plan will again be available for subsequent awards under the 2019 Plan.

Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an option or stock appreciation right granted under the 2019 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2019 Plan.

The Company may not increase the applicable share limits of the 2019 Plan by repurchasing shares of the Company’s Common Stock on the market (by using cash received through the exercise of stock options or otherwise). Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2019 Plan, and such awards may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the 2019 Plan.

Maximum Individual Limits

The 2019 Plan imposes annual per-participant award limits for employees. The annual per-participant limits are as follows:

Award(s)	Annual Limit*
Stock Options/SARs	500,000 shares, plus any unused limit from prior years
Restricted Stock and Restricted Stock Units	250,000 shares, plus any unused limit from prior years**
Performance Shares	Value of 250,000 shares, plus any unused limit from prior years
Cash-Based Awards (for 12-month/more than 12-month performance cycle)	$4,000,000/$5,000,000
Other Stock-Based Awards	250,000 shares, plus any unused limit from prior years
* A "prior year" means a calendar year prior to the year of grant but not earlier than 2019.
** Excludes restricted stock units issued in connection with the CIRCOR International Management Stock Purchase Plan as discussed below.

Cash-based incentive compensation that participants elect to receive in the form of restricted stock units under the CIRCOR International Management Stock Purchase Plan (MSP) shall not be subject to these individual limits but shall count towards the share reserve. The Company does not anticipate granting any individual awards at these levels. However, the maximum has been set higher than the Company’s usual grant levels in order to provide flexibility.

Vesting Restrictions

Except with respect to a maximum of five percent (5%) of the shares subject to the 2019 Plan, and except for a provision in an individual award agreement with a participant for an acceleration of vesting in the event of a participant’s death or disability or a change in control, no award will provide for vesting that is any more rapid than vesting on the one (1) year anniversary of the date of grant or, with respect to a performance share award, a performance period that is less than twelve (12) months.

Administration

The Compensation Committee (or a subcommittee thereof) will administer the 2019 Plan with respect to persons who are subject to Section 16 of the Exchange Act. The administrator may also delegate to the Chief Executive Officer or other officers the authority to grant awards to employees other than officers subject to Section 16 of the Exchange Act. References to the administrator in this proposal with respect to grant awards in this proposal shall include the Compensation Committee, a subcommittee thereof or any officer acting under a proper delegation of authority by the 2019 Plan.

Eligibility, Limitations and Types of Awards under the 2019 Plan

The 2019 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, stock awards and cash bonus awards.

Employees, directors and consultants of the Company and any of its subsidiaries are eligible to participate in the 2019 Plan. On March 1, 2019, the Company had approximately 3,978 full-time equivalent employees (including executive officers) and 6 non-employee directors who would have been eligible to participate in the 2019 Plan if it had been in effect as of that date. The Company expects that it will only make award grants under the 2019 Plan to managerial level and above employees. The Company has not previously made equity awards to consultants.

Stock Options

Both incentive stock options ("ISOs") (which are entitled to potentially favorable tax treatment) and nonqualified stock options ("NQSOs") may be granted under the 2019 Plan. The administrator will determine the vesting schedule and number of shares covered by each stock option granted to a participant. The plan administrator may grant stock options with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price is determined at grant by the plan administrator and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total outstanding shares of the Company, its parent or any of its subsidiaries). Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by cashless exercise or by any other form of payment approved by the Compensation Committee, including a net exercise. The term of a stock option shall not exceed ten (10) years from the date of grant.

Stock Appreciation Rights

The plan administrator may grant stock appreciation rights under the 2019 Plan. The vesting schedule and number of shares covered by each stock appreciation right granted to a participant will be determined by the plan administrator. The plan administrator may grant stock appreciation rights with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The exercise price of a stock appreciation right will be established by the plan administrator and may not be less than 100% of the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the base price times (b) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash, shares, or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant. The term of a stock appreciation right shall not exceed ten (10) years from the date of grant.

Restricted Stock and Restricted Stock Units

The plan administrator may award restricted stock or restricted stock units under the 2019 Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current shareholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a shareholder with respect to the award only when the shares are delivered in the future. The plan administrator may grant these awards with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The plan administrator may provide for dividend equivalents on restricted stock units awarded under the 2019 Plan based on the amount of dividends paid on outstanding shares of the Company’s Common Stock. When the participant satisfies the conditions of a restricted stock unit award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant.

Performance Shares

Performance share awards may be granted under the 2019 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the administrator are met.

Other Stock-Based Awards

The administrator may grant equity-based or equity-related awards other than options, SARs, restricted stock, restricted stock units or performance shares. The terms and conditions of each stock-based award shall be determined by the administrator. Payment under any other stock-based award will be made in shares or cash, as determined by the administrator.

Dividend Equivalent Rights

The administrator may grant participants dividend equivalent rights as part of another award or as a freestanding award. Dividend equivalent rights entitle their holders to credits based on cash dividends that would have been paid on the shares specified in the dividend equivalent right (or the award to which it relates) if those shares were held by the participant. Dividend equivalents shall be paid in cash or reinvested in additional shares at fair market value on the date of reinvestment or another price determined under any dividend reinvestment plan sponsored by the Company. A dividend equivalent right granted as part of another award may be settled on settlement, payment or lapse of restrictions on that award and be forfeited under the same conditions as that award, or may have terms or conditions different from that award. Any dividends or dividend equivalents with respect to a Full Value Award that are subject to performance-based vesting requirements will be subject to the same performance-based vesting requirements as the underlying award to which they relate.

Cash-Based Awards

The administrator may grant cash-based awards under the 2019 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the administrator may determine that are consistent with the terms of the 2019 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the administrator’s discretion, either in cash or by the delivery of shares. The administrator shall determine the appropriate performance goals for cash awards granted under the 2019 Plan.

Performance Based Awards Settled in Stock

Awards under the 2019 Plan may be made subject to performance conditions as well as time-vesting conditions. Performance-based awards that are payable in cash may also be granted under the 2019 Plan subject to the individual maximum limits described above. Performance conditions under the 2019 Plan shall utilize such performance criteria as the administrator determines in its sole discretion are appropriate to incentivize and motivate participants, and, under the 2019 Plan, any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and/or (e) on a pre-tax or after tax basis. Awards may be granted under the 2019 Plan without regard to performance goals.

The 2019 Plan permits the Committee to grant performance awards in its discretion. A performance award is an award that is subject to the attainment of one or more performance targets during a specified period. As a result of the repeal of the "performance-based" compensation exception to Section 162(m) of the Code, compensation in excess of $1 million paid to certain "covered employees" of the Company will not be deductible, even if the compensation is paid based upon the attainment of one or more performance goals. Notwithstanding the change in law, the Committee continues to believe that compensation should be performance-based and reward achievement of performance goals that enhance stockholder value, and therefore, the Committee expects to continue to grant performance awards.

The Committee has discretion to determine the performance goals applicable to performance awards, and may adjust or modify the performance goals as it deems to be equitable if the Committee determines after the performance goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable. The Committee shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance during the period subject to a performance goal.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under "Adjustments" below, and except for any repricing that may be approved by stockholders) will the plan administrator (a) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (b) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (c) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Transferability of Awards

Except as described below, awards under the 2019 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The plan administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).

Corporate Transactions

Generally, and subject to limited exceptions set forth in the 2019 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets and the surviving entity or an affiliate does not permit all awards then-outstanding under the 2019 Plan to be assumed or substituted, the administrator may accelerate the vesting of unvested awards and/or cancel vested awards will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award as the Compensation Committee deems appropriate. The treatment of awards upon a corporate transaction may vary among participants and types of awards in the Compensation Committee’s sole discretion.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Amendment and Termination

The Board may amend the 2019 Plan at any time and for any reason, provided that any such amendment will be subject to shareholder approval to the extent required by applicable laws, regulations or rules. The Board may terminate the 2019 Plan at any time and for any reason. Unless terminated earlier by the Board, the 2019 Plan will terminate ten (10) years from the date of Board approval, subject to any extension that may be approved by the Board and the stockholders prior to or on such date. The termination or amendment of the 2019 Plan may not adversely affect any award previously made under the 2019 Plan.

Recoupment/Clawback Policy

Awards granted under the 2019 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.

New Plan Benefits

If stockholders approve this proposal, as reflected in the table below, the Committee intends to grant an award of 40,887 PSUs (at target) to our President and Chief Executive Officer, Scott Buckhout. The Company cannot otherwise currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, employees, directors and consultants under the 2019 Plan because these awards are discretionary in nature, subject to limits on the maximum amounts that may be awarded to any individual as described above.

NEW PLAN BENEFITS
2019 Stock Option and Incentive Plan
Name and Position	Number of PSUs*
Scott Buckhout, President and Chief Executive Officer	40,887
Rajeev Bhalla, Executive Vice President, Chief Financial Officer	0
Sumit Mehrotra, President, Industrial Group	0
Lane Walker, President, Energy Group	0
Arjun Sharma, Senior Vice President, Business Development	0
Erik Wiik, Former President, Energy Group	0
Executive Group	40,887
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0
* Number listed is the target number of PSUs which may potentially vest upon the achievement of established pre-determined one-, two- and three-year cumulative goals. The maximum number of shares issuable is 81,774.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2018 concerning shares issuable under the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation Plans approved by security holders	891,454	41.95	493,811
Amended and Restated 1999 Stock Option and Incentive Plan	41,299 (1)	$13.07	N/A
2014 Stock Option and Incentive Plan	850,155 (2)	$28.88	493,811
Equity compensation plans not approved by security holders	150,000	$8.32	N/A
Total	1,041,454	$35.15	493,811
(1) Reflects 40,249 stock options and 1,050 restricted stock units under the Company's Amended and Restated 1999 Stock
     Option and Incentive Plan.
(2) Reflects 552,409 stock options and 297,746 restricted stock units under the Company's 2014 Stock Option and Incentive
      Plan

As of March 4, 2019, a total of 1,023,673 shares of the Company’s common stock were then subject to outstanding awards granted under the 2014 Plan, and an additional 38,721 shares were then available for new award grants under the 2014 Plan.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal tax treatment of awards granted under the 2019 Plan based on the federal tax laws currently in effect. The rules governing the tax treatment of awards are technical and the following discussion is necessarily general in nature and does not purport to be complete. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2019 Plan.

Nonqualified Stock Options

If an optionee is granted nonqualified stock options under the 2019 Plan, the optionee will not have taxable income on the grant of the option, nor will CIRCOR be entitled to any deduction. Generally, on exercise of nonqualified stock options, an optionee will recognize ordinary income, and CIRCOR will be entitled to a deduction (subject to the limit under Section 162(m) of the Code discussed below), in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder’s basis for the common stock for purposes of determining gain or loss on subsequent disposition of the shares acquired upon exercise generally will be the fair market value of the common stock on the date the option is exercised. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options

There is no taxable income to an optionee who is granted an incentive stock option under the 2019 Plan, or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. The sale of common stock acquired upon exercise of an option that satisfies all of the incentive stock option requirements, including the holding periods described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on sale and the exercise price of the option. To receive this treatment, the optionee must have been an employee of CIRCOR (or certain of its subsidiaries) at all times during the period beginning on the date the incentive stock option was granted and ending on the date three months before the date of exercise, and the optionee must not have disposed of the common stock acquired upon exercise of the option either (A) within two years after the date of grant of the incentive stock option or (B) within one year of the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option’s exercise will be taxed at ordinary income rates, and CIRCOR will be entitled to a deduction to the extent of the optionee’s ordinary income (subject to the limit under Section 162(m) of the Code discussed below). An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a nonqualified stock option, and the optionee will have been deemed to have received income upon exercise that is taxable at ordinary income rates. CIRCOR will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee (subject to the limit under Section 162(m) of the Code discussed below). The aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a nonqualified stock option.

Restricted Stock

An award holder will generally not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a holder will have compensation income on the date of grant equal to the value of the stock less the purchase price and, when the stock is sold, the holder will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the holder does not make an 83(b) election, then when the stock vests the holder will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the stock for more than one year and otherwise will be short-term. The holding period for purposes of capital gain or loss generally will commence on the date of vesting (or, if an 83(b) election is made, the date of grant).

Restricted Stock Units

An award holder will not have income upon the grant of an RSU award. A holder is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the holder will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock acquired upon settlement of an RSU award is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the stock for more than one year and otherwise will be short-term.

Performance Awards Settled in Cash or Stock

An award holder will generally recognize taxable ordinary income on the amount of cash paid to, or value of stock received by, the award holder under a performance award (including a performance stock unit award) and CIRCOR will generally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code discussed below).

Dividend Equivalents

An award holder will generally recognize taxable ordinary income on dividend equivalents as they are paid and CIRCOR will generally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code discussed below).

Stock Payments

An award holder will generally recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the 2019 Plan and CIRCOR will generally be entitled to a corresponding deduction.

Deferred Stock Units

An award holder will generally recognize taxable ordinary income on the fair market value of the shares of stock on the date such shares are delivered under a deferred stock unit award and CIRCOR will generally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code discussed below).

Stock Appreciation Rights

No taxable income is realized on the receipt of a stock appreciation right, but on exercise of the stock appreciation right the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the award holder in the year of the exercise. CIRCOR will be entitled to a deduction for compensation paid in the same amount which the award holder realized as ordinary income (subject to the limit under Section 162(m) of the Code discussed below).

Section 16(b)

Any of our officers and outside directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability as a result of special tax rules regarding the income tax consequences concerning their awards under the 2019 Plan.

Parachute Payments

In the event that the payment of any award under the 2019 Plan is accelerated because of a change in ownership (as defined in Section 280G(b)(2) of the Code) and such payment of an award, either alone or together with any other payments made to certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion.

Section 409A of the Code

Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2019 Plan are anticipated to be exempt from the requirements of Section 409A of the Code, awards that are not exempt are intended to comply with Section 409A of the Code.

Section 162(m) of the Code

In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. The exception for qualified "performance-based" compensation was eliminated by the Tax Cuts and Jobs Act for tax years beginning on or after January 1, 2018. Under the Tax Cuts and Jobs Act, the term "covered employee" now includes any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including after termination or death.

The foregoing is only a summary of the effect of federal income taxation upon the participant and CIRCOR with respect to the awards granted under the 2019 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Board Recommendation

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2019 STOCK OPTION AND INCENTIVE PLAN.

Vote Required for Approval

A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve the 2019 Stock Option and Incentive Plan.

EXPENSES OF SOLICITATION
The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail and via the Internet, certain directors, officers and employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by mail, telephone, email or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $11,000, plus reimbursement of expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR
ANNUAL MEETING IN 2020
Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2020 must be received by the Company on or before November 30, 2019 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy.
In addition, a stockholder who wishes to present a proposal or director nomination at the annual meeting of stockholders to be held in 2020 must deliver the proposal or nomination to the Company so that it is received not earlier than January 10, 2020 and not later than February 9, 2020 to be considered at that annual meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal or director nomination considered at an annual meeting must provide written notice of such proposal, or nomination of a director for election, and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than ninety days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than thirty days before such anniversary date or more than sixty days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day after the date of public disclosure of the date of such meeting is first made. Proxies solicited by the Board will confer discretionary voting authority with respect to stockholder proposals, subject to SEC rules governing the exercise of this authority.
Any stockholder proposals should be mailed to: Secretary, CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803.

"HOUSEHOLDING" OF ANNUAL MEETING MATERIALS
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials (the "Notice"), and, for those who request, a single paper copy of the proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are the Company's stockholders will be "householding" proxy materials. A single Notice and, for those who request, a single paper copy of the proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate proxy statement, annual report and/or Notice, please notify the broker. Upon written request to the Company's Secretary at the Company's corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803 or via telephone at (781) 270-1200, the Company will promptly deliver a separate copy of the proxy statement, annual report and/or Notice to such stockholder. Stockholders who share the same address, and currently receive multiple copies of the proxy statement, annual report and/or Notice and would like to request "householding" of such information should contact their broker or the Company.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal Year 2018, the Section 16 Persons timely complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

The Board does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE YOUR PROXY AS PROVIDED IN THIS PROXY STATEMENT. YOUR PROXY IS REVOCABLE UNTIL THE TIMES SET FORTH IN THIS PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

Annual Meeting of CIRCOR International, Inc.
Thursday, May 9, 2019
12:00 PM Local Time
at
CIRCOR International, Inc.
30 Corporate Drive, Suite 200
Burlington, MA 01803

Directions to CIRCOR International, Inc.

From Boston Logan International Airport:

•	Take MA-1A SOUTH to I-93 NORTH to I-95/Route 128 SOUTH. Take Exit 33B at MA-3A NORTH/Cambridge Street in Burlington. Turn right onto Corporate Drive.

EXHIBIT A

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE MEASURES
(in thousands, except per share amounts and percentages)
UNAUDITED

Reconciliation of Adjusted Operating Margin to GAAP Operating Margin	Net Revenue	Adjusted Operating Income	Adjusted Operating Income
Energy	451,232	33,496	7.4%
Aerospace & Defense	237,017	36,047	15.2%
Industrial	487,576	57,340	11.8%
Corporate	0	(30,299)
Total	1,175,825	96,584	8.2%	(a)

Adjustments to reconcile to the comparative GAAP measures
Restructuring related inventory charges	0	(2,404)	-0.2%
Amortization of inventory step-up	0	(6,600)	-0.6%
Restructuring charges, net	0	(12,751)	-1.1%
Acquisition amortization	0	(47,309)	-4.0%
Acquisition depreciation	0	(7,049)	-0.6%
Special charges, net	0	(11,087)	-0.9%

GAAP Revenue, Operating Income and Operating Margin	1,175,825	9,384	0.8%	(b)

Reconciling of Achievement EPS to GAAP Loss Per Share	Earnings (loss) per Share
Achievement EPS	2.17
Interest rate swap impact	(0.06)
Adjusted EPS	2.11
Restructuring related inventory charges	(0.12)
Amortization of inventory step-up	(0.33)
Restructuring charges, net	(0.64)
Acquisition amortization	(2.38)
Acquisition depreciation	(0.36)
Special charges, net	(0.55)
Income tax impact	0.28
GAAP Loss Per Share	(1.99)

Reconciliation of Cash From Operations to Free Cash Flow	Cash From Operations	Capital Spending	Free Cash Flow	(c)
Energy	63,696	(7,448)	56,248
Aerospace & Defense	52,085	(4,739)	47,346
Industrial	56,003	(9,813)	46,190
Corporate	(117,790)	(1,357)	(119,147)	(d)
Total	53,994	(23,357)	30,637

(a) Adjusted Operating Margin calculated as Adjusted Operating Income divided by Net Revenues.
(b) GAAP Operating Margin calculated as GAAP Operating Income divided by Net Revenues.
(c) Free Cash Flow is defined as cash from operations less Capital Spending. Capital Spending is defined as cash spent on purchases of property, plant and equipment offset by the cash proceeds from the sale of property, plant and equipment.
(d) Corporate cash flow includes cash flows associated with corporate expenses, interest payments, income tax payments and all restructuring and special charges payments.

EXHIBIT B
CIRCOR INTERNATIONAL, INC.
2019 STOCK OPTION AND INCENTIVE PLAN
1.Establishment, Purpose and Duration. CIRCOR International, Inc. (referred to below as the “Company”) hereby establishes a long-term incentive compensation plan to be known as the 2019 Stock Option and Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards. The Plan shall become effective upon being approved by shareholders (the “Effective Date”). The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Company and its Subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of the Shares, thereby aligning their interests with the long-term success of the Company’s shareholders. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no further Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
2.    Definitions. As used in the Plan, the following terms shall be defined as set forth below:
2.1     “Act” means the Securities Exchange Act of the 1934, as amended. Any reference in the Plan to any section of (or rule promulgated under) the Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
2.2    “Administrator” is defined in Section 4.1.
2.3    “Award” or “Awards” means, individually or collectively, except where referring to a particular category of grant under the Plan, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Cash-Based Awards, Dividend Equivalent Rights or Other Stock-Based Awards, in each case subject to the terms of the Plan.
2.4    “Award Agreement” means an agreement or other instrument setting forth the terms and conditions of an Award that has been duly authorized and approved by the Administrator or its designee. An Award Agreement may be in an electronic medium (including email or the posting on a website maintained by the Company or a third party under contract with the Company), may be limited to a notation on the Company’s books and records and, if approved by the Administrator, need not be signed by a representative of the Company or a Participant.
2.5    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.
2.6    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Cash-Based Award” means an Award granted to a Participant as described in Section 12.
2.9    “Change in Control” shall mean the earliest to occur of the following events:
(a)        Any one person or more than one person acting as a group (as determined in accordance with Section 1.409A-3(i)(5)(v)(B) of the regulations promulgated under the Code) (a “Person”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of directors of the Company, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company or a transaction described in clause (i) of paragraph (b) below;

(b)    there is consummated a Merger of the Company with any other business entity, other than (i) a Merger which would result in the securities of the Company generally entitled to vote in the election of directors of the Company outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Company or any Subsidiary at least 50% (fifty percent) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Company or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no new Person is or becomes a Beneficial Owner, directly or indirectly, of the Company’s then outstanding voting securities generally entitled to vote in the election of directors of the Company; or
(c)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets on a consolidated basis, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the outstanding voting securities of any such entity generally entitled to vote in such entity’s election of directors immediately after such sale and of a class registered under Section 12 of the Act.
2.10        “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Coke shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
2.11    “Committee” means the committee of the Board described in Section 4.
2.12    “Consultant” means any natural person, including an advisor, engaged by the Company or any Subsidiary to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).
2.13    “Company” means CIRCOR International, Inc. or its successor.
2.14     “Dividend Equivalent Right” means Awards granted pursuant to Section 10.
2.15    “Effective Date” means the date on which the Company’s shareholders first approve the Plan.
2.16    “Eligible Persons” means Employee, Non-Employee Director or Consultant.
2.17    “Employee” means any person designated as an employee of the Company or any of its or their Subsidiaries on the payroll records thereof.
2.18     “Family Member” means a Participant’s spouse, parents, children and grandchildren.
2.19    “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Administrator in its discretion. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Administrator in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.
2.20     “Grant Date” means the date specified by the Administrator on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Administrator takes action with respect thereto.

2.21    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
2.22    “Non-employee Director” means a member of the Board of the board of directors of a Subsidiary who is not an Employee.
2.23    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
2.24    “Option” means any option to purchase Shares granted under Section 5.
2.25    “Option Price” means the purchase price payable upon the exercise of an Option.
2.26    “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan granted under Section 11.
2.27    “Participant” means an Employee, Non-Employee Director or a Consultant who is selected by the Administrator to participate in the Plan and to receive one or more Awards hereunder, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.
2.28     “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award.
2.29    “Performance Criteria” means the criteria that the Administrator selects in its sole discretion for purposes of establishing the Performance Goal or Performance Goals for a Participant with respect to the Performance Cycle for an Award. The Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or an organizational level specified by the Administrator, including, but not limited to, a Subsidiary or unit, division, group of the Company or a Subsidiary. Performance Criteria may be measured on an absolute or relative basis, including but not limited to performance as measured against a group of peer companies or by a financial market index.
2.30    “Performance Goals” means, with respect to a Restricted Share Award, a Restricted Stock Unit Award, a Performance Share Award or a Cash-Based Award, the specific goal or goals established in writing by the Administrator for the Performance Cycle applicable to such Award.
2.31    “Performance Share Award” means an Award denominated in either Shares or units granted subject to Performance Goals pursuant to Section 9.
2.32    “Plan” shall have the meaning set forth in Section 1 above.
2.33    “Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.
2.34    “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
2.35    “Restricted Stock Unit” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.
2.36    “Shares” means the shares of the Company’s common stock, par value $.01 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged). Shares issued under Awards may be authorized but unissued or reacquired common stock, including shares repurchased by the Company on the open market or otherwise.
2.37    “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.
2.38    “Stock Appreciation Right” means a right granted under Section 6.

2.39    “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
2.40    “Substitute Award” means any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.
2.41    “Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Goals or any substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, in lieu of cash compensation due to an Employee or in satisfaction of an award granted under another plan sponsored or maintained by the Company or one of its Subsidiaries.
3.    Grant of Awards; Shares Available Under the Plan.
3.1    Grant of Awards. The Administrator may, from time to time, grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents, Other Equity Awards and/or Cash Based Awards to one or more Eligible Persons. Participation shall be limited to Eligible Persons who have entered into an Award Agreement, or who have received written notification from the Administrator or from a person designated by the Administrator that they have been selected to participate in the Plan.
3.2    Number of Shares Reserved for Awards.
(a)    Subject to adjustments as provided in Section 13, the aggregate number of Shares that may be issued pursuant to Awards will 1,000,000 Shares. All Shares may be issued under any form of Award available under the Plan, including Nonqualified Stock Options and Incentive Stock Options. The Company will keep available at all times the number of Shares reasonably required to satisfy then outstanding Awards.
(b)    The following limits shall apply to grants of such Awards under the Plan.
i.    The maximum aggregate number of Shares subject to Options granted or Shares subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 500,000 plus the amount of the Participant’s unused annual limit for Options and for SARs under this paragraph as of the close of the previous calendar year.
ii.    The maximum aggregate number of Shares with respect to Awards of Restricted Shares or Restricted Stock Units in any one calendar year to any one Participant shall be 250,000 plus the amount of the Participant’s unused annual limit for Restricted Shares or Restricted Stock Units under this paragraph as of the close of the previous calendar year.
iii.    The maximum aggregate number of Shares subject to Performance Share Awards in any one calendar year to any one Participant shall be 250,000 plus the amount of the Participant’s unused annual limit for Performance Share Awards under this paragraph denominated in Shares or share units as of the close of the previous calendar year.
iv.    The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Participant in any calendar year that is subject to a Performance Cycle that is more than twelve (12) months may not exceed $5,000,000.
v.    The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Participant in any calendar year that is subject to a Performance Cycle that is twelve (12) months may not exceed $4,000,000.
vi.    The maximum aggregate number of Shares with respect to other equity-based Awards in any one calendar year to any one Participant shall be 250,000 plus the amount of the Participant’s unused annual limit for other equity-based Awards under this paragraph as of the close of the previous calendar year.
(c)        Except with respect to a maximum of five percent (5%) of the Shares of authorized under Section 3.2(a) as of the

Effective Date, as may be adjusted under Section 13, and except for the death or disability of the Participant, or a Change in Control, no any equity-based Award that vests on the basis of the Participant’s continued employment with the Company shall not provide for vesting before the first (1st) anniversary of the Grant Date or, with respect to a Performance Share Award, a Performance Period that is less than twelve (12) months. Treatment of Awards in cases of death, disability, and Change in Control may be specifically addressed in an individual Award Agreement with the Participant.
3.3    Share Usage.
(a)    Any Shares related to Awards granted under the Plan that at any time on or after the Effective Date terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Administrator’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Shares that are forfeited shall again be available for grant under the Plan.
(b)    The full number of Nonqualified Stock Options, Incentive Stock Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.
(c)    Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.
(d)    Substitute Awards shall not be counted against the Shares available for granting Awards under the Plan.
4.    Plan Administration.
4.1    Committee. Subject to the provisions of this Section 4, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”) or a similar committee performing the functions of the Committee which is comprised of not less than two Non-employee Directors who are independent (in any case, the “Administrator”). In the absence of a designation to the contrary by the Board, the Committee shall serve as the Administrator. The interpretation and construction by the Administrator of any provision of the Plan or of any Award Agreement and any determination by the Administrator pursuant to any provision of the Plan or any such agreement, notification or document shall be final and conclusive. No member of the Administrator shall be liable to any person for any such action taken or determination made in good faith.
4.2    Terms and Conditions of Awards. Subject to the provisions of the Plan and applicable law, the Administrator shall have final discretion, responsibility, and authority to:
(a)    designate Participants;
(b)    determine when Awards are to be granted to Participants;
(c)    determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
(d)    determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;
(e)    subject to Sections 5.6 and 18.9, to extend at any time the period in which Options may be exercised;
(f)    establish and administer Performance Goals and Performance Cycles relating to any Award;

(g)    determine the rights of Participants with respect to an Award upon termination of employment or service as a director;
(h)    subject to the applicable provisions of the Code, to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Shares and other amounts payable with respect to an Award shall be deferred and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;
(i)    determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;
(j)    accelerate the vesting of an Award; provided, however, that in no event shall any Award’s vesting be accelerated other than in connection with the death or disability of the Participant holding such Award or on a Change in Control as provided in Section 14 below; provided further, however, that this restriction will be inapplicable to Awards representing no more than 5% of the total Shares authorized for issuance under the Plan;
(k)    interpret the terms and provisions of Award Agreements;
(l)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;
(m)    decide all disputes arising in connection with the Plan;
(n)    amend or revise the terms of any Awards to be granted to certain Participants in order to comply with applicable foreign law requirements;
(o)    provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Administrator; and
(p)    make all other determinations deemed necessary or advisable for the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Participants. The Administrator may solicit recommendations from the Company’s Chief Executive Officer with respect to the grant of Awards under the Plan. The Administrator (or, as permitted under Section 4.3, the Company’s Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
4.3    Administrator Delegation. Except to the extent prohibited by applicable law or applicable rules and regulations of any securities exchange on which the securities of the Company are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan. Without limiting the generality of the foregoing, the Administrator may delegate to one or more officers of the Company or any of its Subsidiaries the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Administrator, and that may be so delegated as a matter of law, except for grants of Awards to persons who are Non-Employee Directors or otherwise are subject to Section 16 of the Act.
4.4    Awards to Non-employee Directors. Notwithstanding any other provision of the Plan to the contrary, all Awards to Non-employee Directors must be authorized by the Administrator.
4.5    Employee’s Service as Non-Employee Director or Consultant. An Employee who receives an Award, terminates employment, and immediately thereafter begins performing service as a Non-Employee Director or Consultant shall have such service treated as service as an Employee for purposes of the Award. The previous sentence shall not apply when (a) the Award is an Incentive Stock Option or (b) prohibited by law.

5.    Options. The Administrator may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions: Each Option granted shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 5, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.
5.1    Number of Shares. Each grant shall specify the number of Shares to which it pertains.
5.2    Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided, however, that a Nonqualified Stock Option may be granted with an Option Price lower than the then current Fair Market Value if such Option is granted under Section 13 (with respect to an assumption or substitution for another option).
5.3    Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company and the Participant has paid to the Company (or made a satisfactory arrangement to pay) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Option Price. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include in the Administrator’s sole discretion: (a) cash, check or cash equivalent acceptable to the Company, (b) nonforfeitable, unrestricted Shares owned by the Participant which have a Fair Market Value at the time of exercise (as reasonably determined by the Administrator) that is equal to the Option Price (including, pursuant to procedures approved by the Administrator, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of Shares), (c) a net exercise method by whereby the Company withholds from the delivery of the Shares for which the option was exercised that number of Shares having a Fair Market Value equal to the aggregate Option Price of the Shares for which the Option was exercised, (d) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (e) any other legal consideration that the Administrator may deem appropriate on such basis as the Administrator may determine in accordance with the Plan or (f) any combination of the foregoing. For the avoidance of doubt, Participants who receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(c), and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
5.4    Vesting. Any grant may specify (a) a waiting period or periods before Options shall become exercisable, and (b) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Administrator.
5.5    Provisions Governing ISOs. In the case of an Incentive Stock Option, the terms and conditions of any such Award shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, rather than being forfeited.
5.6    Exercise Period.
(a)    Subject to Section 18.9, no Option granted under the Plan may be exercised more than ten years from the Grant Date.
(b)    If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 5.3(c) above without the requirement of any further action.
5.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
6.    Stock Appreciation Rights. The Administrator may authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Administrator and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under the Plan shall be upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
6.1    Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Administrator the right to elect among those alternatives.
6.2    Vesting. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Administrator.
6.3    Exercise Period. Subject to Section 18.9, no Stock Appreciation Right granted under the Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right without the requirement of any further action.
6.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
7.    Restricted Shares. The Administrator may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
7.1    Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
7.2    Consideration. To the extent permitted by Delaware law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
7.3    Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.
7.4    Dividend, Voting and Other Ownership Rights. Unless otherwise determined the Administrator, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights (except for any rights to a liquidating distribution) during the period for which such substantial risk of forfeiture is to continue. Any grant shall require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be accumulated or reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Award or such other restrictions as the Administrator may determine.
7.5    Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Administrator on the Grant Date.
7.6    Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Administrator in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
7.7    Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan. Unless otherwise directed by the Administrator, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, and shall be held in custody by the Company until all restrictions thereon lapse, whether such certificates are evidenced on paper or electronically.
8.    Restricted Stock Units. The Administrator may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Administrator may determine in accordance with the following provisions:

8.1    Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.
8.2    Dividend Equivalent Rights and Other Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares, but the Administrator may on or after the Grant Date authorize the payment of Dividend Equivalent Rights on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any Dividend Equivalent Rights with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.
8.3    Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Administrator in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
8.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
9.    Performance Share Awards. The Administrator shall determine whether and to whom Performance Share Awards shall be granted and such terms, limitations and conditions as it deems appropriate in its sole discretion in accordance with the following provisions:
9.1    Number of Performance Share Awards. Each grant shall specify the number of Shares or share units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
9.2    Performance Cycle. The Performance Cycle with respect to each Performance Share Award shall be determined by the Administrator and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.
9.3    Performance Goals. Each grant shall specify the Performance Goals that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Performance Goals are achieved.
9.4    Payment of Performance Share Awards. Each grant shall specify the time and manner of payment of Performance Share Awards that shall have been earned.
9.5    Dividend Equivalent Rights. Dividend Equivalents with respect to an Award of Performance Shares that are based on dividends paid prior to vesting of such Award shall only paid be out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and such Award vests.
9.6    Adjustments. If the Administrator determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Administrator shall have sole discretion to modify such Performance Goals, in whole or in part, as the Administrator deems appropriate and equitable. The Administrator shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.
9.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
10.    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling a Participant to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any, Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. The terms and conditions of any Dividend Equivalent Right shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
11.    Other Equity Awards. The Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of Unrestricted Shares) in such amounts and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
12.    Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to key employees in such amounts and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the Performance Cycle, the amount of cash to which the Cash-Based Award pertains, the Performance Goals and other conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash.
13.    Adjustments. The Administrator shall make or provide for such adjustments in the: (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of Shares available for grant and covered by outstanding Awards (including shares of another issuer), as the Administrator in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (v) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (w) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, (x) material changes in accounting practices or principles, (y) acquisitions of stock or property or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In addition, in the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Administrator may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
14.    Change in Control.
14.1    Except as specifically agreed to the contrary in a written agreement with a Participant, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(a)    substitution or assumption of Awards, or to the extent the surviving entity (or Affiliate thereof) is unwilling to permit substitution or assumption of the Awards, full acceleration of the vesting of any time-vested Awards, and acceleration of any Performance Share Awards (based on actual performance through the date of such Change in Control and on a pro-rata basis); and/or
(b)    cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation, including as provided in Section 14.1(a) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Option Price or Base Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Base Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For purposes of Section 14.1(a) above, substitution of an Award may include conversion of the Shares underlying such Award into shares of the buyer (or Affiliate thereof), or, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, into cash, property or other securities having an equivalent value as the Award (as determined consistent with Section 14.1(b) above), which conversion shall not affect any continued vesting requirements of the Award. For the avoidance of doubt, any such substitution of an Award shall not provide for the acceleration of any vesting requirements of the Award except due to a termination of employment by the Company without cause, a Participant’s resignation for good reason, or employment termination due to death or disability, as reasonably determined by the Committee, within twelve months of a Change in Control, and no Awards shall vest solely as a result of such substitution. Payments to holders pursuant to Section 14.1(b) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Base price).
14.2    No Award Agreement shall provide for automatic acceleration of the vesting of any time-vested Awards or Performance Share Awards upon a Change in Control.
14.3    Prior to any payment or adjustment contemplated under this Section 14, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant's pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
15.    Withholding.
15.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan prior to making any payments hereunder.
15.2    Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Shares and Restricted Stock Units, or upon the achievement of Performance Goals related to Performance Share Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold such number of Shares elected by the Participant not in excess of the maximum amount required for federal, state and local tax withholding attributable to such exercise, grant or vesting. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.
16.    Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Administrator may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under the Plan. The Administrator shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Administrator shall be taken consistent with the requirements of Section 409A of the Code.
17.    Authorization of Sub-Plans. The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Administrator shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Administrator deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Administrator shall deem necessary or desirable. All sub-plans adopted by the Administrator shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
18.    Amendments and Other Matters.
18.1    Plan Amendments. The Board may amend, suspend or terminate the Plan or Administrator’s authority to grant Awards under the Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan, or (b) such amendment would (i) modify Section 18.4, (ii) materially increase benefits accruing to Participants, (iii) increase the aggregate number of Shares issued or issuable under the Plan, (iv) increase any limitation set forth on the number of Shares which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 13, (v) modify the eligibility requirements for Participants in the Plan, or (vi) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.
18.2    Award Deferrals. The Administrator may permit Participants to elect to defer issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. However, any Award deferrals which the Administrator permits must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.3    Conditional Awards. The Administrator may condition the grant of any award combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant, provided that any such grant must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.4    Repricing Prohibited. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Administrator from taking any action provided for in Section 13 above.
18.5    No Employment Rights. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Section 18.1, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Administrator without giving rise to any liability on the part of the Company or its Subsidiaries.
18.6    Tax Qualification. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.
18.7    Leave of Absence or Transfer. A transfer between the Company and any Subsidiary or between Subsidiaries or a leave of absence duly authorized by the Company shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Cycle under an Award.
18.8    Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Administrator may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award

Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
18.9    Tolling. In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to either any trading restrictions applicable to the Company’s Shares, the Participant’s physical infirmity or administrative error by the Company relied upon and not caused by the Participant, then unless otherwise determined by the Administrator, the length of time applicable to any such restriction, condition or event shall toll any exercise period (i) until such restriction lapses, (ii) until the Participant (or his representative) is able to exercise the Award or (iii) until such error is corrected, as applicable.
18.10    No Duty to Inform Regarding Exercise Rights. Neither the Company, any Subsidiary, the Administrator nor the Board shall have any duty to inform a Participant of the pending expiration of the period in which a Stock Appreciation right may be exercised or in which an Option may be exercised.
19.    Issuance of Shares; Fractional Shares.
19.1    Form for Issuing Shares; Legends. Shares may be issued on a certificated or uncertificated basis. Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.
19.2    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (ii) completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.3    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.4    Investment Representations. The Administrator may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares,
19.5    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.
20.    Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Administrator. Any claim must be delivered to the Administrator within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Administrator, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Administrator in writing within ninety (90) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit relating to the Plan or an Award shall be Boston, Massachusetts.
21.    Governing Law. Except to the extent governed by applicable federal law, the validity, construction and effect of the Plan and any Award hereunder will be determined in accordance with the State of Delaware, applied without regard to conflict of law principles.
22.    Compliance with Section 409A.
22.1    In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. For avoidance of doubt, Stock Options and Stock Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.
22.2    Elective Deferrals. No elective deferrals or re-deferrals other than in regard to Restricted Stock Units are permitted under the Plan, except to the extent authorized under any sub-plan established under the Plan.
22.3    Applicable Requirements. To the extent any of the Awards granted under the Plan are deemed “deferred compensation” and hence subject to Section 409A, the following rules shall apply to such Awards:
(a)    Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then, except as provided under Treas. Reg. Section 1.409A-1(b)(4)(ii), on granting of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(b)    Initial Deferral Elections. For Awards of RSUs where the Administrator provides the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Section 409A and Treas. Reg. Section 1.409A-2.
(c)    Subsequent Deferral Elections. To the extent the Company or Administrator decides to permit compensation subject to Section 409A to be re-deferred pursuant to Treas. Reg. Section 1.409A-2(b), then the following conditions must be met: (i) such election will not take effect until at least 12 months after the date on which it is made; (ii) in the case of an election not related to a payment on account of disability, death or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. Section 1.409A-3 (a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(d)    Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. Section 1.409A-3, i.e., the Participant’s separation from service, the Participant becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.
(e)    Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(f)    Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becoming disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. Section 1.409A-3(a)).
(g)    Payments upon a Change in Control. Notwithstanding any provision of the Plan to the contrary, to the extent an Award subject to Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A) or (iii) the Participant’s death.

(h)    Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A) shall be made on the date that is six months after the date of the Participant’s separation from service or, if earlier, the Participant’s date of death.
22.4    Deferrals to Preserve Deductibility under Section 162(m). The Administrator may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO as a result of Section 162(m) in accordance with IRS regulations. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company, Subsidiary or both anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).
22.5    Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A, a Participant or eligible employee of a Subsidiary shall be considered employed by the Company’s controlled group (or by a member of a group of trades or businesses under common control with the Company, as applicable). Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1), then, solely for purposes of this Section 22.5, “at least 50 percent” in the definition of “Subsidiary” shall instead be “at least 20 percent”.
23.    Transferability.
23.1    Transfer Restrictions. Except as provided in Sections 23.2 and 23.4, no Award granted under the Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of the Plan shall render such Award null and void.
23.2    Limited Transfer Rights. The Administrator may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member, a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Administrator. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 23.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 23.2.
23.3    Additional Restrictions on Transfer. Any Award made under the Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.
23.4    Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 23, any Award made under the Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.
24.    Forfeiture and Clawback. Without limiting in any way the generality of the Administrator’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Administrator determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.
25.    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
26.    Effect of Disposition of Facility or Operating Unit. If the Company or any of its Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Administrator may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 14.1 with respect to a Change in Control. If the Administrator takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and the terms and conditions of the Award Agreement and the other terms and conditions of the Plan shall control.
27.    Indemnification. Subject to requirements of applicable state law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
28.    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Participant.
29.    Miscellaneous.
29.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
29.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
29.3    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
29.4    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
29.5    Payment Following a Participant’s Death. Any remaining vested rights or benefits under the Plan upon a Participant’s death shall be paid or provided to the Participant’s beneficiaries or, if none exist, to his or her legal spouse or, if no such spouse survives the Participant, to the Participant’s estate.

29.6    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
29.7    Status of Plan. With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Participant, the Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver the Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
29.8    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.

IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and behalf this __ day of ______ 2019, by its duly authorized officer, effective as of the Effective Date.
CIRCOR INTERNATIONAL, INC.
By:
[Name]

Witness:

By:
[Name]

0

CIRCOR INTERNATIONAL, INC.

30 Corporate Drive, Suite 200, Burlington, MA 01803

Proxy for Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Chadi Chahine and David F. Mullen as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc. be held at the Company's headquarters at CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803 on Thursday, May 9, 2019 at 12:00 P.M. local time, and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. Directions to the location of the meeting are included on the last page of the Proxy Statement.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

CIRCOR INTERNATIONAL, INC.

Thursday, May 9, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until **11:59 PM EST** the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, Proxy Statement, Proxy Card, Letters to Stockholders, and Annual Report on Form 10-K are available at www.proxy.circor.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230303000000001000 7 050919

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Helmuth Ludwig
○ Peter M. Wilver

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2018 Annual Report to Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, the undersigned's votes will be cast "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4. This proxy will be voted in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please check here if you plan to attend the meeting. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.